UNITED STATES
                        SECURITIES WASHINGTON, D.C. 20549
                             AND EXCHANGE COMMISSION
                                  FORM SB-2/A-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 2

                          TECHNOLOGY CONNECTIONS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN OUR CHARTER)

                                 North Carolina
     (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

          1731                                        56-2253025
     (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
     CLASSIFICATION CODE NUMBER)                 IDENTIFICATION NO.)

      4421 Stuart Andrew Blvd., Suite 102, Charlotte, North Carolina 28217
                                 (704) 944-3260
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                 Kevin G. Kyzer
      4421 Stuart Andrew Blvd., Suite 102, Charlotte, North Carolina 28217
                                 (704) 944-3260
               (NAME, ADDRESS AND TELEPHONE OF AGENT FOR SERVICE)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)(2)

Proposed Maximum Aggregate Offering Price (1)              $  2,728,930
Total  Registration  Fee                                   $     251.06

(1)     Estimated  solely  for  the purpose of calculating the registration fee.
(2)     Selling  Shareholders  hold all of the shares, which we are registering.

These  shares  will  be  sold  at  prevailing  market  prices.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

                   SUBJECT TO COMPLETION, DATED JULY 29, 2002

                          TECHNOLOGY CONNECTIONS, INC.

                        5,457,860 shares of Common Stock

Our  current  shareholders  are  offering  5,457,860 shares of our common stock.

No  market  currently  exists  for  our  common  stock.

The selling shareholders will sell at a price of $.50 per share until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses of registering the securities.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. Our selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

            The date of this preliminary prospectus is July 29, 2002

                                TABLE OF CONTENTS
   Part I - Prospectus Information                                          Page

1.     Front  Cover  Page  of  Prospectus                                      1
2.     Inside  Front  and  Outside  Back  Cover  Pages  of  Prospectus         2
3.     Summary  Information                                                    5
       Risk  Factors                                                           7
-     Substantially  all  of  our  current accounts payable are on credit cards.
- We may have violated provisions of the Federal securities laws in connection with our year 2002 private placement of common stock, giving rise to a contingent liability of $23,500.
- Resales of Shares of Common Stock are limited to states in which the shares have been qualified, and the shares may not be qualified for resale in all 50 states. Hence, there is a risk that there will not be a trading market in all states, and, as a result, the shares will be illiquid.
- We have recently issued shares of our common stock to professionals and consultants which were valued at $.08 per share, which tends to dilute the value of your equity.
- Because our stock is considered a penny stock any investment in our stock is considered to be a high-risk investment and is subject to restrictions on marketability.
- We have substantial near-term capital needs and without adequate funds we may be required to curtail our operations.
- Because we have only a limited operating history, you will have no ability to evaluate our business prospects and strategies.
- If we are unsuccessful in acquiring a growing backlog of contracts, we may be unable to successfully develop our operations.
- Because our financial condition is poor we may be unable to adequately develop our operations, and our losses may accumulate.
- If our common stock becomes tradable on the Over-The-Counter Bulletin Board, sales of our common stock by the selling shareholders and/or our principal shareholders could affect the level of public interest in our common stock as well as its value.
- There is no trading market for our shares of common stock and hence an investment in the shares is illiquid; there is a risk that you may be unable to sell your investment quickly or at all.
- Our principal stockholders control our business affairs, in which case you will have little or no participation in our business affairs.
-     If we lose the services of our president, our business may be impaired.
- We do not have any immediate plans to hire additional personnel, which may cause substantial delays in our operations.
- We face competition in our business, and potential competitors face few barriers to entry; we must overcome this competition if we are to operate profitably.
- We have never paid dividends, so it is unlikely that you will receive a return on your investment.
- The risk of war and terrorism negatively affects the local homebuilding industry and adversely affects our new home installations market.
- Negative trends in residential homebuilding can adversely affect our business.
- If we are unable to expand our infrastructure, we will not be successful in managing our planned growth.
- The price of our common stock, when it begins to trade publicly, may be volatile.
-     Future sales of our common stock could adversely affect the stock price.
- A 6% oral demand loan with a stockholder in the amount of $22,628, poses a risk that we could not repay on demand.

     It is not possible to foresee all risks which may affect our common stock. Moreover, we cannot predict whether we will successfully be able to implement our current business plan. Each potential holder of shares of our common stock is encouraged to carefully analyze the risks and merits of such an investment, including the risk factors mentioned above and discussed in more detail below.

4.     Use  of  Proceeds                                                      13
5.     Determination  of  Offering  Price                                     13
6.     Dilution                                                               14
7.     Selling  Security  Holders                                             14
8.     Plan  of  Distribution                                                 17
9.     Legal  Proceedings                                                     18
10.    Directors,  Executive  Officers,  Promoters and Control Persons        19
11.    Security  Ownership  of Certain Beneficial Owners and Management       21
12.    Description  of  Securities                                            22
13.    Experts                                                                24
14.    Disclosure  of  Commission  Position  on  Indemnification
       for  Securities  Act  Liabilities                                      24
15.    Transactions  Within  Last  Five  Years                                24
16.    Description  of  Business                                              26
17.    Management's  Discussion  and  Analysis  or  Plan  of  Operation       36
18.    Description  of  Property                                              41
19.    Certain  Relationships  and  Related  Transactions                     42
20.    Market  for  Common  Equity  and  Related  Stockholder  Matters        42
21.    Executive  Compensation                                                45
22.    Financial  Statements                                                  46
23.    Changes  in  and  Disagreements  with  Accountants  on  Accounting
       and  Financial  Disclosure                                             63

Part  II  -  Information  Not  Required  in  Prospectus

24.     Indemnification                                                       63
25.     Other  Expenses  of  Issuance  and  Distribution                      63
26.     Recent  Sales  of  Unregistered  Securities                           64
27.     Exhibits                                                              68
28.     Undertakings                                                          68

ITEM  3.     SUMMARY  INFORMATION  AND  RISK  FACTORS

                               PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS STATEMENTS ABOUT OUR FUTURE BUSINESS OPERATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER SIGNIFICANTLY FROM OUR ANTICIPATED FUTURE OPERATIONS, AS A RESULT OF MANY FACTORS, INCLUDING THOSE IDENTIFIED IN THE "RISK FACTORS" BEGINNING ON PAGE 7. THIS PROSPECTUS SUMMARY IS LIMITED TO HIGHLIGHTING THE MOST SIGNIFICANT ASPECTS OF THIS OFFERING. YOU SHOULD CAREFULLY READ ALL INFORMATION IN THE PROSPECTUS, INCLUDING THE FINANCIAL STATEMENTS AND THEIR EXPLANATORY NOTES, PRIOR TO MAKING AN INVESTMENT DECISION.

OUR COMPANY.

     We were incorporated in North Carolina on May 23, 2001, to engage in the business of installing structured wiring capacities into newly constructed homes and retrofitting existing homes with the same integrated technology components and systems. Such integrated technology and systems include security systems, Internet technology, satellite television delivery systems, indoor/outdoor lighting, solar energy systems and entertainment/communication technology. Our largest current customer is David Weekley Home Builders, a major national homebuilder, for whom we did approximately $130,000 of subcontracted installations from inception (May 18, 2001) to date.

     Our executive offices are located at 4421 Stuart Andrew Blvd., Suite 102, Charlotte, North Carolina 28217. Our telephone number is (704) 944-3260. We currently have ten full-time employees. We are authorized to issue common and preferred stock. Our total authorized common stock consists of 100,000,000 shares, with a par value of $.001 per share, of which 25,157,860 shares are issued and outstanding. Our total authorized preferred stock consists of 5,000,000 shares, with a par value of $.001 per share, of which no shares are issued and outstanding.

OUR  BUSINESS.

     Since May 18, 2001, we have been in the business of installing structured wiring capacities. We have had limited revenues of only $265,024 and accumulated losses of $715,600 for the cumulative period from inception (May 18, 2001) to March 31, 2002. In addition, as of March 31, 2001, we had available cash and cash equivalents of only $23,252, which is insufficient to continue our operations; accordingly, we are dependent upon additional financing to conduct our operations over the next twelve months.

      As of March 31, 2002, we did not have a significant backlog of customer contracts that remained to be performed by us. There are no assurances that we will be able to meet the aggressive business goals that we have set for ourselves if our backlog of business does not increase significantly. We currently have ten full-time employees.

THE  OFFERING.

     As of June 12, 2002, we had 25,157,860 shares of our common stock outstanding and no shares of our preferred stock outstanding. This offering is comprised of securities offered by selling security holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $25,000.

                         FINANCIAL SUMMARY INFORMATION.
                         ------------------------------

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information contained in this prospectus, including the financial statements and their explanatory notes.



                                       For the three months    For the period from May
                                       Ended March 31, 2002    18, 2001 to December
Statements of Operations . . . . . .             (Unaudited)                  31, 2001
------------------------------------  ----------------------  -------------------------
Revenues . . . . . . . . . . . . . .  $             111,598   $                153,426
------------------------------------  ----------------------  -------------------------
Cost of Sales. . . . . . . . . . . .  $              67,585   $                141,235
------------------------------------  ----------------------  -------------------------
Gross profit . . . . . . . . . . . .  $              44,013   $                 12,191
------------------------------------  ----------------------  -------------------------
Operating expenses . . . . . . . . .  $             547,538   $                203,422
------------------------------------  ----------------------  -------------------------
Income (loss) from operations. . . .  $            (503,525)  $               (191,231)
------------------------------------  ----------------------  -------------------------
Other expense, net . . . . . . . . .  $               5,693   $                 15,151
------------------------------------  ----------------------  -------------------------
Net income (loss). . . . . . . . . .  $            (509,218)  $               (206,382)
------------------------------------  ----------------------  -------------------------
Net income (loss) per common share .  $                (.02)  $                   (.01)
------------------------------------  ----------------------  -------------------------

                                       As of  March 31, 2002          As of
Balance Sheet. . . . . . . . . . . .         (Unaudited)        December 31, 2001
------------------------------------  ----------------------  -------------------------
Available cash . . . . . . . . . . .  $              23,252   $                  1,190
------------------------------------  ----------------------  -------------------------
Total current assets . . . . . . . .  $              74,266   $                 40,715
------------------------------------  ----------------------  -------------------------
Other assets . . . . . . . . . . . .  $              23,504   $                 14,579
------------------------------------  ----------------------  -------------------------
Total Assets . . . . . . . . . . . .  $              97,770   $                 55,294
------------------------------------  ----------------------  -------------------------
Current liabilities. . . . . . . . .  $             175,940   $                154,676
------------------------------------  ----------------------  -------------------------
Note Payable . . . . . . . . . . . .  $              45,000   $                 45,000
------------------------------------  ----------------------  -------------------------
Total liabilities. . . . . . . . . .  $             220,940   $                199,676
------------------------------------  ----------------------  -------------------------
Stockholders equity (deficiency) . .  $            (123,170)  $               (144,382)
------------------------------------  ----------------------  -------------------------
Stockholders equity and Liabilities.  $              97,770   $                 55,294
------------------------------------  ----------------------  -------------------------






                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. THIS RISK INCLUDES THE FACT THAT WE MAY NEVER GENERATE REVENUES, DEVELOP OPERATIONS, OR MAKE A PROFIT.

SUBSTANTIALLY  ALL  OF  OUR  ACCOUNTS  PAYABLE  ARE  ON  CREDIT  CARDS.

     Our accounts payable at July 31, 2002 include $68,100 in balances due various credit cards to purchase our inventory. The amounts are not secured against our assets and bear a weighted average interest rate of approximately 15%. There are minimum payments which are due each month that approximate $4,500. Our Company is current on all balances. If we are unable to make our required payments, our credit rating could be adversely affected.

WE MAY HAVE VIOLATED PROVISIONS OF THE FEDERAL SECURITIES LAWS IN CONNECTION WITH OUR YEAR 2002 PRIVATE PLACEMENT OF COMMON STOCK, GIVING RISE TO A CONTINGENT LIABILITY OF $23,500.

     We may have violated provisions of the Federal securities laws in connection with our year 2002 private placement of common stock. Such laws give investors in the common stock the right to rescind their purchases and seek a refund of the purchase price which they paid for a period of one year. The possibility of rescission represents a contingent liability to us in the amount of $23,500 for that period of time. It is reflected in the notes to our financial statements.

RESALES OF SHARES OF COMMON STOCK ARE LIMITED TO STATES IN WHICH THE SHARES HAVE BEEN QUALIFIED, AND THE SHARES MAY NOT BE QUALIFIED FOR RESALE IN ALL 50 STATES. HENCE, THERE IS A RISK THAT THERE WILL NOT BE A TRADING MARKET IN ALL STATES, AND, AS A RESULT, THE SHARES WILL BE ILLIQUID.

     We intend to qualify the shares of Common Stock for resale in as many states as will accept our application. There is a risk that certain states will not accept the Company's application based upon a merit review by the state securities commissioners, and hence the shares will not be able to trade in such states. This could adversely affect the liquidity of the trading market for shares of Common Stock.

WE HAVE RECENTLY ISSUED SHARES OF OUR COMMON STOCK TO PROFESSIONALS AND CONSULTANTS WHICH WERE VALUED AT $.08 PER SHARE, WHICH TENDS TO DILUTE THE VALUE OF YOUR EQUITY.

     During the first quarter of 2002, we issued 4,950,000 shares of our common stock to professionals and consultants to assist us with having our common stock publicly traded which we valued at $.08 per share, or an aggregate value of $400,000. This represents the approximate value of the services rendered and is a substantially lower valuation that if we had used the $.50 per share amount commonly referred to in this prospectus.

BECAUSE OUR STOCK IS CONSIDERED A PENNY STOCK ANY INVESTMENT IN OUR STOCK IS CONSIDERED TO BE A HIGH-RISK INVESTMENT AND IS SUBJECT TO RESTRICTIONS ON MARKETABILITY.

     Our Shares are "penny stocks" within the definition of that term as contained in the Securities Exchange Act of 1934, which are generally equity securities with a price of less than $5.00. Our shares will then be subject to rules that impose sales practice and disclosure requirements on certain broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, unless the broker-dealer or the transaction is otherwise exempt, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the Registered Representative and current bid and offer quotations for the securities. In addition a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account, the account's value and information regarding the limited market in penny stocks. As a result of these regulations, the ability of broker-dealers to sell our stock may affect the ability of selling security holders or other holders to sell their shares in the secondary market. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. These additional sales practice and disclosure requirements could impede the sale of the Company's securities, if our securities become publicly traded. In addition, the liquidity for the Company's securities may be adversely affected, with concomitant adverse affects on the price of the Company's securities. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.




WE HAVE SUBSTANTIAL NEAR-TERM CAPITAL NEEDS AND WITHOUT ADEQUATE FUNDS WE MAY BE REQUIRED TO CURTAIL OUR OPERATIONS.

     We require additional funding. We estimate that we will need $100,000 in additional funds over the next twelve months to fund our operations without curtailing operations. While this estimate is given, our capital requirements will depend on many factors including, but not limited to, opening additional sales centers in our area, aggressiveness of product marketing and the hiring of additional employees. Presently, we have only limited amounts of liquid assets with which to pay our expenses. We do not have sufficient liquid assets to continue to grow our company. Accordingly, we will seek outside sources of capital such as conventional bank financing; however, there can be no assurance that additional capital will be available on favorable terms to us. If adequate funds are not available, we may be required to curtail operations or to obtain funds by entering into collaboration agreements on unattractive terms.

     In addition, we have no credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms. If capital resources are insufficient to meet our future capital requirements, we may have to raise funds to continue development of our operations. To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of such securities could result in dilution to our shareholders and/or increased debt service commitments. If adequate funds are not available, we may be unable to sufficiently develop our operations to become profitable.

BECAUSE WE HAVE ONLY A LIMITED OPERATING HISTORY, YOU WILL HAVE NO ABILITY TO EVALUATE OUR BUSINESS PROSPECTS AND STRATEGIES.

     We have been in existence only since May 18, 2001, and we have a limited history of actually providing our services to customers. We have only limited revenues and no other established funding sources. We are still in our developmental stages and we will require significant expenses to develop our business and future losses are likely before our operations become profitable. You should be aware of the risks and difficulties that we may encounter in our business. We may not be able to generate revenues or otherwise obtain funds to adequately conduct our operations. Moreover, we may not be successful in our business plans or we may not be able to operate profitably. Accordingly, you have no basis upon which to judge our ability to develop our business and you will be unable to forecast our future growth.

IF WE ARE UNSUCCESSFUL IN ACQUIRING A GROWING BACKLOG OF CONTRACTS, WE MAY BE UNABLE TO SUCCESSFULLY DEVELOP OUR OPERATIONS

     We have a limited backlog of contracts at any given point in time to assist us in developing our operations. We currently have ten full-time employees. We are prepared to hire additional employees only if and when our contracts increase.

BECAUSE OUR FINANCIAL CONDITION IS POOR WE MAY BE UNABLE TO ADEQUATELY DEVELOP OUR OPERATIONS, AND OUR LOSSES MAY ACCUMULATE.

     Because we have only a limited operating history, assets, and revenue sources, we may not adequately develop our operations. During our last quarter ended March 31, 2002, we generated losses totaling $509,218. These losses were primarily due to $492,930 of expenses relating to having our common stock publicly traded and stock issued for services. Of that amount, $462,930 was paid in common stock and the other $30,000 in cash. Additionally, we incurred $5,693 in interest expense for the period. As a result of these losses, as of March 31, 2001, we had an accumulated deficit in retained earnings of $715,600 and total assets of only $97,770 with which to operate. We anticipate that we will experience continued financial difficulties without an immediate infusion of capital. Moreover, we may be unable to operate profitably, even if we obtain immediate funding or further develop our operations or increase our revenues. Our poor financial condition could adversely affect our ability to expand our operations through acquisitions in a timely fashion. Accordingly, we may experience future losses if we are unable to adequately develop our operations.

IF OUR COMMON STOCK BECOMES TRADABLE ON THE OVER-THE-COUNTER BULLETIN BOARD, SALES OF OUR COMMON STOCK BY SELLING SHAREHOLDERS AND/OR OUR PRINCIPAL SHAREHOLDERS COULD AFFECT THE LEVEL OF PUBLIC INTEREST IN OUR COMMON STOCK AS WELL AS ITS VALUE.

     By our filing of this registration statement, we are attempting to register 5,457,860 shares of our common stock held by the selling shareholders. Of these shares, 5,307,860 shares will be freely tradable without restrictions immediately after effectiveness of this registration statement. 150,000 shares registered for Michael Durbin, Executive Vice President, Operations, of the Company, will be restricted by the resale limitations of Rule 144 because he is an affiliate of the Company. If this registration statement is declared effective, the selling shareholders will be able to sell their shares at negotiated prices. If our common stock becomes tradable on the Over the Counter Bulletin Board, prospective purchasers will be able to purchase our common stock in the open market. Our selling shareholders will be able to sell their shares on the open market. In addition, because our principal stockholders, Kevin G. Kyzer and Stacey A. Kyzer together own approximately 78.1% of our common stock they may dispose of a substantial percentage of their stock subject to Rule 144 trading volume limitations. If substantial amounts of any of these shares are sold there may be downward price pressures on our common stock price, causing the market price of our common stock to decrease in value. In addition, this selling activity could:

o     Decrease  the  level  of  public  interest  in  our  common  stock;
o Inhibit buying activity that might otherwise help support the market price of our common stock; and
o     Prevent possible upward price movements in our common stock.

THERE IS NO TRADING MARKET FOR OUR SHARES OF COMMON STOCK AND HENCE AN INVESTMENT IN THE SHARES IS ILLIQUID; THERE IS A RISK THAT YOU MAY BE UNABLE TO SELL YOUR INVESTMENT QUICKLY OR AT ALL.

Investors should be aware of the long-term nature of, and the lack of liquidity of an investment in our common stock. Our common stock is not currently registered under the Securities Act of 1933 or under any applicable state securities laws. However, we are registering the shares of selling security holders in this registration statement.

     There is not, and has never has been a market for our securities. There is no established public trading market or market maker for our securities. A trading market for our common stock may not be established or that, if established, a market will be sustained.

     A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over the Counter Bulletin Board. If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the Over-the-Counter Bulletin Board.

     Over-the-Counter Bulletin Board securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, Over-the-Counter Bulletin Board securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange. Accordingly, you may be unable to sell your securities.

OUR PRINCIPAL STOCKHOLDERS CONTROL OUR BUSINESS AFFAIRS IN WHICH CASE YOU WILL HAVE LITTLE OR NO PARTICIPATION IN OUR BUSINESS AFFAIRS.

     Currently, our principal stockholders, Kevin G. Kyzer and Stacey A. Kyzer, own approximately 78.1% of our common stock. As a result, they will have significant influence over all matters requiring approval by our stockholders without the approval of minority stockholders. In addition, they will be able to elect all of the members of our Board of Directors, which will allow them to significantly control our affairs and management. They will also be able to affect most corporate matters requiring stockholder approval by written consent, without the need for a duly noticed and duly-held meeting of stockholders.
Accordingly, you will be limited in your ability to affect change in how we conduct our business.


IF  WE  LOSE  THE  SERVICES  OF  OUR  PRESIDENT,  OUR  BUSINESS MAY BE IMPAIRED.

     Our success is heavily dependent upon the continued active participation of our president, Mr. Kevin G. Kyzer. Mr. Kyzer has over ten years of experience in technology businesses. The loss of Mr. Kyzer's services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on Mr. Kyzer. We do not have a written employment agreement with Mr. Kyzer. We may be unable to recruit or retain other qualified personnel, should it be necessary to do so.

WE DO NOT HAVE ANY IMMEDIATE PLANS TO HIRE ADDITIONAL PERSONNEL, WHICH MAY CAUSE SUBSTANTIAL DELAYS IN OUR OPERATIONS.

     Although we plan to expand our business and operations, we have no immediate plans to hire additional personnel. As we expand our business there will be additional strains on our operations due to increased cost. In addition, there may be additional demand for our services. We now only have the services of Kevin G. Kyzer, our president, Stacey A. Kyzer, our Vice President and Secretary and Michael E. Durbin, our Executive Vice President of Operations, in addition to seven other employees, to accomplish our current business and our planned expansion. If our growth outpaces their ability to provide services and we do not hire additional personnel it may cause substantial delays in our operations.

WE FACE COMPETITION IN OUR BUSINESS, AND POTENTIAL COMPETITORS FACE FEW BARRIERS TO ENTRY; WE MUST OVERCOME THIS COMPETITION IF WE ARE TO OPERATE PROFITABLY.

     We face competition from companies engaged in similar businesses. We anticipate that competition will intensify within as the opportunities inherent in our business become more apparent. Some of our competitors have significantly greater customer bases, operating histories, financial, technical, personnel and other resources than we do. As a response to changes in the competitive environment, we may from time to time make certain service, marketing or supply decisions or acquisitions that could negatively impact our operations and financial condition.

WE  HAVE  NEVER PAID DIVIDENDS, SO IT IS UNLIKELY THAT YOU WILL RECEIVE A RETURN
ON  YOUR  INVESTMENT.

     We have never paid dividends. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be at the discretion of the Board of Directors and will be contingent upon future earnings, if any, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents, which may be executed by us in the future. Therefore, cash dividends of any kind may never be paid.

THE RISK OF WAR AND TERRORISM NEGATIVELY AFFECTS THE LOCAL HOME BUILDING INDUSTRY AND ADVERSELY AFFECTS OUR NEW HOME INSTALLATIONS MARKET

     Terrorist acts of war (wherever located around the world) may cause damage or disruption to our business and could have an adverse effect on our operations and financial results. Travel, tourism and building development throughout the United States and the world, have been significantly effected since the events of September 11, 2001. Our revenue is generated, in part, from businesses that rely on home building development. If this industry is weak, our new home installations will likely be adversely affected. The economic uncertainty stemming from the terrorist attacks of September 11, 2001, may continue through the pending wartime economy. At this time, we are unable to predict what impact a prolonged war on terrorism will have on the respective economies of the United States or how it will effect our operations.

NEGATIVE  TRENDS  IN  RESIDENTIAL HOMEBUILDING CAN ADVERSELY AFFECT OUR BUSINESS

     Negative trends in residential homebuilding can adversely affect our business. New home installations are the largest component of our revenues, and if new homebuilding slows down, it can negatively impact our revenues. Factors that affect residential homebuilding include downturns in interest rates and worsening general economic conditions.

IF WE ARE UNABLE TO EXPAND OUR INFRASTRUCTURE, WE WILL NOT BE SUCCESSFUL IN MANAGING OUR PLANNED GROWTH.

     Our anticipated growth could significantly strain our operational infrastructure and financial resources. Our business and results of operations may be adversely affected if we are unable to increase our financial resources and improve our operational infrastructure.

THE PRICE OF OUR COMMON STOCK, WHEN IT BEGINS TO TRADE PUBLICLY, MAY BE HIGHLY VOLATILE.

     The price of our common stock, when it begins to trade publicly, may be highly volatile. Numerous factors could have a significant effect on the market price of our common stock. Such factors include the announcements of fluctuations in operating results, new contracts or customers. In addition, the stock market has experienced significant price and volume fluctuations in recent years that have been unrelated or disproportionate to the operating performance of companies. These broad fluctuations may adversely affect the market price of our common stock.

FUTURE  SALES  OF  OUR  COMMON  STOCK  COULD  ADVERSELY  AFFECT THE STOCK PRICE.

     Future sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock.

A 6% ORAL DEMAND LOAN WITH A STOCKHOLDER IN THE AMOUNT OF $22,628, POSES A RISK THAT WE COULD NOT REPAY ON DEMAND.

     We have a 6% oral demand loan with a stockholder in the amount of $22,628. There is a risk that demand for repayment could be made at anytime, when we do not have funds, and the terms of the loan itself could be the subject of a dispute.


ITEM  4.     USE  OF  PROCEEDS

     We will not receive any proceeds from the sale of the securities by the selling security holders.

     There was one private placement in 2002 of an aggregate of 69,000 shares of our common stock between $.25-.50 per share. The aggregate proceeds amounted to $23,500. These funds were used for the Company's working capital.

ITEM  5.     DETERMINATION  OF  OFFERING  PRICE

     Prior to this offering, there has been no market for our common stock. The offering price of the shares was arbitrarily determined and bears no relationship to assets, book value, net worth, earnings, actual results of operations, or any other established investment criteria. The weighted average sales price for our common shares issued to date equals $.29 per share. Among the factors considered in determining the price were our historical sales levels, estimates of our prospects, the background and capital contributions of management, the degree of control which the current shareholders desired to retain, current conditions of the securities markets and other information.

ITEM  6.     DILUTION

     Not Applicable. We are not registering any shares in this registration statement. All shares are being registered by selling security holders.

ITEM  7.     SELLING  SECURITY  HOLDERS

     The selling security holders named below are selling the securities covered by this prospectus. None of the selling security holders named below are registered securities broker-dealers or affiliates of broker-dealers. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities covered by this prospectus.



                                                             Amount       Percent Owned
                                  Amount         Amount To   Owned         Before/After       Effective Amount
                 Relationship     Owned Prior    Be          After         Offering           Paid/ Valuation
Name. . . . . .  With Issuer      to Offering    Registered  Offering      per Share
---------------  ---------------  -------------  ----------  ------------  ------------------ -----------------
Buchinsky
 Joseph . . . .  None                     1,000       1,000             0  $             .50    Less than 1%
---------------  ---------------  -------------  ----------  ------------  ------------------ -----------------
Brown &
Associates,
PLLC. . . . . .  Legal Counsel          250,000     250,000             0  Less than 1%        $            .08
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Corey,
Michael . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
The Corporate .                                                            4%/ Less than
 Solution, Inc.  Consultant (1)       1,250,000   1,250,000             0  1%                  $            .08
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Chester-Link, .                                                            4%/ Less than
Inc.. . . . . .  Consultant (2)       1,250,000   1,250,000             0  1%                  $            .08
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Douthett,
Barbara . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Durbin,
Bethany
Lenore. . . . .  None                     1,000       1,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Durbin, . . . .  Executive V.
Michael . . . .  P., Operations          90,000      90,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Durbin, Paul. .  None                     1,000       1,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Durbin,
Phyllis Ann . .  None (5)                60,000      60,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Durbin,
Ronald
Melvin. . . . .  None                     1,000       1,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Durbin,
William . . . .  None                    20,000      20,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Elms, David . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Elms, Nathan. .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Elster,
Beverly . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Elster,
Mitchell. . . .  None                     7,860       7,860             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Robert C.
Cottone . . . .  Consultant (3)         975,000     975,000             0    3%/ Less than 1%  $            .08
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Hatton,
Cecilia . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Helm, Chris . .  None                    20,000      20,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Hubbard,
Debbie. . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Hubbard,
Tanya M.. . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Hubbard,
Wayne R.. . . .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
21st Equity
Partners,
LLC . . . . . .  Consultant (4)       1,225,000   1,225,000             0  4%/ Less than 1%    $            .08
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kidwell,
Brian . . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kyzer,
Eugene P. . . .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kyzer, Jesse. .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kyzer, Kristi .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kyzer, Robert
E.. . . . . . .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kyzer, Sandy. .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Kyzer,
Virginia. . . .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Lindland, Roy .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Linton, James .  None                    20,000      20,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Mazzarell,
Rosemarie . . .  None                     4,000       4,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Meredith,
Steven. . . . .  None                    70,000      70,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
  Former Sales
Morton, Mark. .  Director                80,000      80,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Nozdryn-
Plotnicki,
Stefan. . . . .  None                     1,000       1,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Plotnicki,
Aleksandra N. .  None                     1,000       1,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Plotnicki,
Gabriela. . . .  None                     1,000       1,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Plotnicki,
Gena. . . . . .  None                    17,000      17,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Robbins,
Barbara . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Smith, Robert .  None                    13,000      13,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Sonnet, Dean. .  None                    70,000      70,000             0  Less than 1%        $            .25
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Yanchik,
Carolann. . . .  None                     2,000       2,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Yanchik, John
  J.. . . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
Yanchik, Lori
M.. . . . . . .  None                     1,000       1,000             0  Less than 1%        $            .50
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------
TOTALS. . . . .                       5,457,860   5,457,860            0
---------------  ---------------  -------------  ----------  ------------  ------------------  ----------------



(1)     The  Corporate  Solution, Inc., a Nevada corporation, is owned by Robert
P. Atwell. It received the 1,250,000 shares of our common stock for agreeing to provide business consulting and financial public relations services to the Company. Our contract with The Corporate Solution, Inc. is attached as an exhibit to this Registration Statement on Form SB-2.

(2) Chester-Link, Inc., a Texas corporation, is owned by Lynne Griffin. It received the 1,250,000 shares of our common stock for agreeing to provide business consulting and financial public relations services to the Company. Our contract with Chester-Link, Inc. is attached as an exhibit to this Registration Statement on Form SB-2.
(3) Robert C. Cottone and Michael Bongiovanni are the owners of Greentree Financial Group, Inc. Mr. Cottone is the son of Mr. Bongiovanni. Greentree
Financial Group, Inc. received the 975,000 shares of our common stock for consulting services that consist of assisting in the preparation of this Form SB-2 registration statement, compliance with state Blue Sky regulations, selection of an independent transfer agent and Edgar services. Our contract with Greentree Financial Group, Inc. is attached as an exhibit to this Registration on Form SB-2.
(4) Mr. David Wood is the sole owner of 21st Equity Partners, LLC, which has a consulting contract with our Company. Pursuant to the contract, 21st Equity Partners, LLC has received 1,225,000 shares of our common stock for consulting services in connection with all phases of bringing our Company public and public relations consultation after we are trading in the public market. Our contract with 21st Equity Partners, LLC is attached as an exhibit to this Registration Statement on Form SB-2. An Amendment to such Consulting Agreement is also attached as an exhibit.
(5) Michael Durbin, Executive V.P. of Operations owns 60,000 held in the name of his wife, Phyllis
     Ann  Durbin.

     We intend to seek qualification for sale of the securities in those states where the securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the selling shareholders or proposed purchasers reside. We intend to seek qualification or exemptions for trading in every state; however, there is no assurance that the states in which we seek qualification or exemption will approve of the security re-sales. Should we not obtain exemptions or qualification in these states you will be unable to resell your shares.

ITEM  8.     PLAN  OF  DISTRIBUTION

     The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as
agent but may position    and resell a portion of the block as principal to
facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

- privately negotiated transactions;

- a combination of any such methods of sale; and

- any other method permitted pursuant to applicable law.

 -they may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and complied with.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public, but will not pay commissions and discounts, if any, of underwriters, broker-dealers or agents, or counsel fees or other expenses of the selling shareholders. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

     We have advised the selling shareholders that while they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling shareholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby in this prospectus.

ITEM  9.     LEGAL  PROCEEDINGS

     We are not aware of any pending or threatened legal proceedings, in which we are involved.
In addition, we are not aware of any pending or threatened legal proceedings in which entities affiliated with our officers, directors or beneficial owners are involved.

ITEM  10.     DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS,  AND  CONTROL PERSONS

Directors  and  Executive  Officers.

     Our Bylaws provide that we must have a minimum and maximum of two directors. Each director will serve until our next annual shareholder meeting, to be held on the 20th day of March of each year. Directors are elected for one-year terms. Our officers may be elected by our Board of Directors at any regular or special meeting of the Board of Directors. Vacancies may be filled by a majority vote of the remaining directors then in office. Our directors and executive officers are as follows:






Name. . . . . . .  Age  Position
-----------------  ---  --------------------------------------
Kevin G. Kyzer. .   30  President and Director
-----------------  ---  --------------------------------------
Stacey A. Kyzer .   29  Vice President, Secretary and Director
-----------------  ---  --------------------------------------
Michael E. Durbin   40  Executive Vice President, Operations
-----------------  ---  --------------------------------------



     Kevin G. Kyzer has been our President and a Director since our incorporation on May 23, 2001. He will serve as a director until our next annual shareholder meeting, or until a successor is elected who accepts the position.

     Mr. Kyzer's experience as a technical officer working in technical fields over the last five years consists of the following.

     Mr. Kyzer was employed by Lifestyle Technologies as Chief Technical Officer from February 2000 until February 2001. As Chief Technical Officer, he maintained and implemented communications systems, including computer and telecommunications for all office locations. He advised the Board of Lifestyle Technologies on all technology aspects of the business. The average staff size that Mr. Kyzer supervised was three persons.

     Mr.  Kyzer  was  employed  by  Pilot  Home  Technologies as Chief Technical
Officer  from  March  1999 until February 2000.  As Chief Technical Officer, he:
     Designed  and  implemented  company  telecom  and  data  network.
     Advised other members of management on planning and business strategy. Created job cost budgets and supervised budget performance.
     Performed research and development for new products and services.

     Mr. Kyzer owned and operated a computer consultant business known as Data Resources, a sole proprietorship, from April 1997 until March 1999. During this time he advised business on network solutions, implemented telecom and data networks for small business and sold small business computer hardware products on a retail level.

     Mr. Kyzer was employed by CompUSA as an Account Executive from October 1996 to April 1997. During this time he acted as liaison between CompUSA and Siemens to facilitate over $10 million in annual computer hardware and software purchase orders.

     Stacey A. Kyzer has been our Vice President, Secretary and Director since our incorporation on June 23, 2001. She will serve as a director until our next annual shareholder meeting or until a successor is elected who accepts the position.

     Ms.  Kyzer's experience over the last five years consists of the following.

     Ms. Kyzer was employed as a Pharmacist by Walgreens from January 1996 to the present, and as a Pharmacy Manager by Walgreens from August 1999 to April 2001.

     Ms. Kyzer has been employed as a Vice President, Secretary and Director of our Company from May 2001 to the present.

Significant  Employees.

     Mr. Michael E. Durbin is employed by our company as Executive Vice President, Operations. Mr. Durbin was employed by US Airways from 1995 to 2001 as an aviation line maintenance supervisor. During this time he:
     Was  responsible  for  manpower  scheduling  and  budgeting.
     Investigating employee related issues.
     Performed troubleshooting functions on aviation electrical and mechanical systems.
     Responsible for the AC-130 entry service project where he coordinated the airplane's operational review with the factory.

Promoters
---------

     Our Company has issued 1,250,000 shares of our common stock to The Corporate Solution, Inc., a Nevada corporation, for its agreement to provide business consulting and financial public relations services. In addition, our Company has issued 1,250,000 shares of our common stock to Chester-Link, Inc., a Texas corporation, for its agreement to provide business consulting and financial public relations services.
Legal  Proceedings.

     No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.     SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth the ownership, as of the date of this prospectus, of our common stock by certain beneficial owners and management.

Stacey A. Kyzer has been our Vice President, Secretary and a director since our inception in 2001. Ms. Kyzer will serve as a director until our next annual shareholder meeting, or until a successor is elected who accepts the position. Ms. Kyzer has six years of employment experience. Ms. Kyzer is the wife of our President, Kevin G. Kyzer.
Significant  Employees.

     Other than those persons mentioned above, we have no significant employees.

Family  Relationships.

     Kevin G. Kyzer, our President, and Stacey A. Kyzer, our Vice President, are husband and wife. There are no other family relationships.

     Set forth below is the ownership of our common stock by (a) by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, and (b) by each of our executive officers and directors, and (c) by all executive officers and directors as a group. To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.

Security Ownership of Certain Beneficial Owners (foot2 Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned. We are unaware of any shareholders whose voting rights would be affected by community property laws.1)(foot3 This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above tables and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.








2).


                                                                     Current
Title of . . . . . .                                        Nature of    %
 Class . . . . . . .  Name and Address         # of Shares  Ownership  Owned
--------------------  ----------------------  ------------  ---------  ------
                      Kevin G. Kyzer
                      10812 Kenderly Ct.
Common . . . . . . .  Charlotte, N.C.  28277     9,860,000  Direct      39.1%
--------------------  ----------------------  ------------  ---------  ------
                      Stacey A. Kyzer
                      10812 Kenderly Ct.
Common . . . . . . .  Charlotte, N.C.  28277     9,840,000  Direct      39.0%
--------------------  ----------------------  ------------  ---------  ------



Security  Ownership  of  Officers  and  Directors  (2).



                              Nature of
Title of Class . . . . . . .  Name and Address          # of Shares  Ownership   Current % Owned
----------------------------  ------------------------  -----------  ----------  ----------------
                              Kevin G. Kyzer
                              10812 Kenderly Ct.
Common . . . . . . . . . . .  Charlotte, NC 28277         9,860,000  Direct                 39.1%
----------------------------  ------------------------  -----------  ----------  ----------------
                              Stacey A. Kyzer
                              10812 Kenderly Ct.
Common . . . . . . . . . . .  Charlotte, NC 28277         9,840,000  Direct                 39.0%
----------------------------  ------------------------  -----------  ----------  ----------------
                              Michael E. Durbin
                              1203 Winding Path Road,
Common . . . . . . . . . . .  Clover, SC 29710              150,000  Direct*                 0.6%
----------------------------  ------------------------  -----------  ----------  ----------------
All Officers And Directors
Common . . . . . . . . . . .  As a Group (2)             19,850,000  Direct                 78.7%
----------------------------  ------------------------  -----------  ----------  ----------------



* Includes 60,000 shares held in the name of his wife, Phyllis Ann Durbin.

Changes  in  Control.

     There are currently no arrangements, which would result in a change in our control.

ITEM 12.     DESCRIPTION OF SECURITIES

     The following description of our securities summarizes the material aspects of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK.

     We are authorized to issue 100,000,000 shares of common stock, with a par value of $.001 per share. As of June 12, 2002, there were 25,157,860 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

VOTING RIGHTS.

     Each share of common stock entitles the holder to one vote at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

MISCELLANEOUS RIGHTS AND PROVISIONS.

     Holders of common stock have no preemptive or other subscription rights, conversion rights, or redemption provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

PREFERRED  STOCK.

     We are authorized to issue 5,000,000 shares of Preferred Stock, with a par value of $.001 per share. As of June 12, 2002, there were no shares of preferred stock issued and outstanding. The preferences, limitations and relative rights of the preferred shares are to be determined by our Board of Directors prior to issuance of any shares of preferred stock.

     There are no other material rights of the common or preferred shareholders not included herein. There is no provision in our charter or by-laws that would delay or defer or prevent a change in our control.

DEBT  SECURITIES.

     We have two notes payable. The first note is an unsecured note payable to an unrelated individual dated May of 2001. The note carries interest at the rate of 10% per annum. $1,205 in principal was repaid during the period from inception (May 18, 2001) to December 31, 2001. Annual interest installment payments of $5,000 are due in April of 2002 and 2003 with the final principal and interest installment due in April of 2004.

     The second note is an unsecured note payable to an unrelated individual dated October of 2001. The note carries interest at the rate of 5% per annum. $5,000 in principal was repaid during the period from inception (May 18, 2001) to December 31, 2001. The remaining principal balance with interest thereto was fully repaid subsequent to year-end.

     Principal maturities are due as follows: $8,795 in 2002, $0 in 2003 and $45,000 in 2004.



ITEM  13.     INTEREST  OF  EXPERTS  AND  COUNSEL

     Our Financial Statements for the period ended December 31, 2001, have been included in this prospectus in reliance upon Perrella & Associates, P.A., independent Certified Public Accountants, as experts in accounting and auditing.

     Brown & Associates, PLLC has rendered an opinion on the validity of our common stock being registered. Brown & Associates, PLLC is not an affiliate of our company.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issues.


ITEM  15.     TRANSACTIONS  WITHIN  LAST  FIVE  YEARS

     During the period from inception (May 18, 2001) to December 31, 2001, we issued 993 shares of our common stock to various investors of which 985 common shares were issued to two of our officers in exchange for $32,000. The proceeds to us from the unrelated parties were $30,000.

     In January 2002, our Board of Directors and Shareholders amended the articles of incorporation to increase the amount of authorized common stock to 100,000,000 shares, change its common stock par value to $.001 per share, and enact a 20,000 for 1 forward stock split on the common stock. In addition, our Board of Directors and Shareholders authorized 5,000,000 shares of blank check preferred stock to be issued.

     Also in January 2002, we commenced a plan of operation to register our common stock with the Securities and Exchange Commission and apply with the appropriate regulatory agencies for listing on the Over-The-Counter Bulletin Board. In connection with this plan, we issued 69,000 shares of our post-split common stock between $.25-.50 per share to investors pursuant to a Rule 506 exempt offering. Aggregate offering proceeds totaled $23,500.

     In January 2002, we issued 150,000 post-split common shares to Michael E. Durbin, Executive Vice President, Operations, in exchange for a $37,500 equity contribution, or $.25 per share. In connection with such issuance, we relied on an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. Our reliance was based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing his shares, to the effect that he will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management

     In March 2002, we entered into a Consulting Services Agreement with Greentree Financial Group, Inc. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for the following services, we have agreed to pay Greentree Financial Group, Inc., 975,000 shares of our common stock:

-     Assistance  with  the preparation of our Form SB-2 registration statement;
-     State Blue-Sky compliance;
-     Selection of an independent stock transfer agent; and
-     Edgar services.

The shares of our common stock were issued to Greentree Financial Group, Inc. on June 6, 2002, and Greentree Financial is not entitled to any future issuances of common stock or other compensation from us. Messrs. R. Chris Cottone and Michael Bongiovanni are the sole shareholders of Greentree Financial Group, Inc.

          In March 2002, we entered into a Consulting Agreement with 21st Equity Partners, LLC. Pursuant to the agreement, 21st Equity Partners, LLC was issued 1,225,000 shares of our common stock on June 6, 2002 for consulting services in connection with all phases of bringing our Company public and public relations consultation after we are trading in the public market. 21st Equity Partners, LLC will receive no additional compensation or issuances of common stock under the agreement for the services that it is providing. Mr. David Wood is the sole owner of 21st Equity Partners, LLC.

     In April 2002, we entered into a contract with The Corporate Solution, Inc., a Nevada corporation owned by Mr. Robert P. Atwell. It received 1,250,000 shares of our common stock on June 6, 2002 for agreeing to provide business consulting and financial public relations services to our Company. The Corporate Solution is not entitled to receive any future issuances of our common stock or other compensation from us.

     In April 2002, we entered into a contract with Chester-Link, Inc., a Texas corporation owned by Ms. Lynne Griffin. It received 1,250,000 shares of our common stock on June 6, 2002 for agreeing to provide business consulting and financial public relations services to our Company. Chester-Link, Inc. is not entitled to receive any future issuances of our common stock or other compensation from us.

     We are not a subsidiary of any corporation.

ITEM  16.     DESCRIPTION  OF  BUSINESS

BUSINESS DEVELOPMENT.

      Since our inception, our company has focused on market opportunities in the Charlotte, North Carolina market. We plan to become the leading provider in our market of home wiring products. We currently staff ten employees in our business. We do not have signed employment agreements with our employees, but they do sign a confidentiality agreement with respect to our business practices and technology. Additionally, we plan to focus on hiring additional employees to undertake regional expansion.

     We have successfully engaged in selling and integrating audio/visual/security devices in residential new construction homes. The typical home that we sell to costs approximately $350,000 and up, and is 3,000 square feet and larger. We also sell to pre-existing homes.

     Our method of distribution typically involves agreements entered into with the home builders. We compensate our sales people on solely a commission basis. There is direct correlation between the demand for our products and services and the home building industry as a whole. If mortgage interest rates are considered low (typically below 8%), the housing market usually expands which we believe will help drive demand for our products and services.

     The industry that we compete in is relatively new. Our products and technology are displayed in model homes developed by the home builders and when a purchase decision is made, the price of our products and services can conveniently be added into the new mortgage.

     Sales on our equipment and installations are billed upon delivery. However, we typically do not collect payment in full until the new home is completed. This can occur as much as 90 days after installation and cause cash flow problems for our company should our receivable accumulate or become uncollectible. We have not had any material bad debt to date.

     Our competition is primarily from sole proprietors who focus on local service areas and are very limited in their product offering and installation capabilities. There are no significant barriers to entry in our industry and start up costs for a comparable business would typically be minimal. Our products and services are typically bundled together and we believe we can obtain a competitive advantage by offering more variety of products at better prices as well as supply the labor to complete larger projects. We also plan to forge strategic relationships with local and national home builders to expand our sales. Currently, we are working with David Weekley Home Builders, a national new home builder, to offer our products and services to their customers.

     Our management makes technical reviews of all sales quotes to ensure that our technology is being properly used for our customers. We also make use of Internet based scheduling, which offers more involvement for the builder and help prevents scheduling errors. We believe we will see an increase in competition as a result of the increasing popularity of home electronic equipment and as prices for consumer electronics become more affordable.

     Our major suppliers of technical devices and wiring are ADI, Graybar and USTec. We do not currently have any specific purchase contracts with them. Pricing is based on volume of products purchased. Additionally, we have at least four other alternative suppliers should we have additional product delivery needs.

     We have worked out a special pricing and priority scheduling for David Weekley Home Builders, of whom we are a subcontractor. Although we do not have a written contract, we have an oral agreement that 90 days advance notice is required to terminate our business relationship. In addition to our relationship with David Weekley Home Builders, we are also actively pursuing relationships with other home builders of comparable volume.

     The sale of electrical wiring and electrical equipment carries certain inherent liability for us. To manage this risk, we carry general liability insurance. We also carry workers compensation insurance, vehicle insurance and health insurance. We believe our level of insurance is adequate for our current level of operations.

     Our return policy maintains that defective electronic equipment may be returned for credit. In addition, we offer our customer written product and installation warranties. For example, damaged wires are replaced at no charge. We do not estimate these costs to be material to our operations.

     We are considering expansion plans to increase sales and brand awareness including purchasing additional companies providing our type of products and services in other markets. We do not currently have enough capital to consummate such an acquisition. If we choose to pursue this means of expansion, additional capital raising activities may be necessary. There can be no assurance that capital will be available to us on favorable terms. Additional expenditures needed to facilitate this transaction could include travel, inventory, equipment and administrative expenses. We may also need to hire and train additional personnel in the sales and installation areas. Furthermore, we may incur expenses to open additional offices in the regional areas.

     A regulatory requirement for our business is that we must maintain a burglar alarm license. We currently are licensed within our areas and may need to expand this licensure if we expand our operations. Costs of maintaining our license is not material to our financial statements. We also remain current in our licensure requirements with the State of North Carolina, such as the need to have a business license.

     Our business is built around the concept of a networked home. A networked home is a home that is built on a foundation of a structured cabling system that runs into a central distribution point and is enclosed and situated in a closet or a basement. The homeowner is provided with the capacity to deliver all of the networked systems, such as security systems, satellite television or entertainment technology throughout the home. The homeowner selects the modules and services that are consistent with his or her particular lifestyle. Additional modules and services can be added very efficiently at a later date as the consumer's needs and desires change. Cost-effectiveness, convenience and
flexibility are often cited as the advantages of a networked home.   The market
for our services should grow as the concept of a networked home becomes better understood by potential customers.

     Home builders benefit from our integrated services. They are able to subcontract for all low-voltage wiring with one company, thereby reducing costs and increasing efficiency. The company also saves the home builder money, and increases their profits with upgrades and add-ons that our consultants sell to the homebuyer with the home builder's profit margin included in the quote.

     Home buyers also benefit from our integrated services. A home buyer has the convenience of creating a "wired home" with different types of technical equipment. By having the payment for all wiring and most equipment included in their mortgage, the home buyer may be able to obtain more of the technology features that they want for their home. They have low or no initial cash outlays and are still able to buy the products and services that they desire. These products and services are financed as part of the mortgage.

     Our operating philosophy centers on delivering quality products and services. Our technical consultants familiarize themselves with the standard operating procedures of each builder and they strive to develop a good business relationship with the builder's sales agents. Each customer proposal is reviewed by one of our technical consultants before it is presented to the client. Upon the acceptance of a customer proposal, the builder submits a purchase order. Once it is received, it is then submitted to our scheduling staff, which is responsible for coordinating with the construction management team of the builder. Our installation team then performs the actual installation. Our installers are experienced professionals who are primarily dedicated to working for a particular builder. Each project is inspected by our Quality Assurance Manager within twenty-four hours of installation to verify that the work performed is of the highest quality and matches the purchase order. If any changes are required, the Quality Assurance Manager is capable of making them immediately.

     We maintain an entertainment and technology showroom located at our headquarters in Charlotte, North Carolina. This gives the consumer the chance to experience the features and benefits of our communication, entertainment and other technologies first-hand.

     We are in the process of developing a program for regional expansion. The first thrust will be to attempt to open offices in the Southeastern United States. Potential cities identified for expansion include the following:
Greensboro, NC, Raleigh, NC and Wilmington, NC; Greenville, SC, Columbia, SC, Charleston, SC and Myrtle Beach, SC; Atlanta, GA; and Orlando, FL and Tampa, FL. We will only embark upon an expansion program once our operations in the Charlotte, NC market are cash flow positive.

     We focus on five market segments, as follows:
     Residential new home construction
     Existing home residential dwellings
     Multiple dwelling units
     Small commercial buildings
     International building opportunities

     The products that we install include Direct TV, high speed Internet access, security systems, central vacuum systems, solar power systems, home theatres, structured wiring, landscaping lighting and home electrical improvements.

MARKET RESEARCH
---------------

     According to our studies, about two-thirds of Americans own their own homes, and about one and one-half million new homes are constructed each year. Despite general slowdown in the American economy over the last year, the housing market has been relatively resistant to recession. While housing starts were slightly weaker in 2001 than the previous year on a national basis, some
regional housing markets have shown signs of strength.   For example, Charlotte,
North Carolina and Mecklenburg County were among the few areas in the country that experienced real growth in economic and housing activity over the last ten years. Charlotte became the 32nd largest city in the country and the 5th largest urban region over that period of time. The population continues to grow due largely to migration.

     Our target customers are new home buyers with home purchase prices of $350,000 and higher, which is higher than the median house sale price of $200,000. We believe that this segment of the housing market will be less affected by a general economic slowdown.

LOCATION OF FACILITIES
----------------------

     In June of 2002 we moved into our new facilities. The headquarters are located at 4421 Stuart Andrew Blvd., Suite 102, Charlotte, North Carolina 28217. We have a showroom set up at this location. We occupy approximately 2,900 square feet for which we pay $2,500 per month. Our current lease expires on or about June 1, 2007. We believe our new location has sufficient space to conduct our operation over the next five years.

SALES TECHNIQUES
----------------

     We are currently negotiating with several local home builders to provide subcontracting services for all low voltage wiring and technology equipment for new homes. When we act as subcontractor for a home builder, the cost of the equipment is included in the sales price for the home. It gets financed through the home buyer's mortgage.

     Our showroom gives potential customers an opportunity to experience all the equipment features before they are installed in the home.

     In addition, by contracting with service dispatch firms we will be able to obtain customers with little or no acquisition cost. Those customers will not only provide us with sales but they will also provide us with opportunities from up-sales and cross-sales for other products.

CUSTOMER CREDIT TERMS
---------------------

     The customer typically locates their own source of credit. The credit terms for our new homebuyer customers depends on the terms of the mortgage that they obtain. If they obtain a mortgage for a period of 15-30 years, our equipment is paid off over that time with the mortgage. We collect on our receivable when the mortgage is funded.

     For other customers who want to install our products in their existing homes, we are in the process of arranging contracts with several lenders who will provide credit to our customers at reasonable rates. The loans will may be secured or unsecured based on the customers needs and usually carry an interest close to the prime rate as published by the Wall Street Journal.

 HOURS OF BUSINESS
 -----------------

     The business office at our headquarters is open from 8:00 a.m. to 5:00 p.m. on Monday through Friday. The showroom at our headquarters is open from 10:00 a.m. to 6:00 p.m. Monday through Saturday, and 12:00 p.m. to 6:00 p.m. on Sundays. We expect to expand our showroom hours of operation on regular business days in the near future. Our installers and service technicians work in two shifts from 8:00 a.m. to 9:00 p.m. Monday through Saturday.

COMPETITORS
-----------

     Our competition is somewhat fragmented and consists primarily of sole proprietor installers and home electronic stores. We are not aware of any direct competitor that markets a complete turn-key technology package like ours to homeowners. We believe that this opens a window of opportunity to market our concept. It is possible that other well-capitalized companies could realize the value of our business concept and expand or enter into our market quickly. There can be no assurance that we will be successful in managing profitability in a highly competitive market.

CHANNELS OF DISTRIBUTION
------------------------

     Our approach to delivering our products and services to customers is four-fold:
     Establishing agreements with new home builders which allow us to have access to their home-building customers during the construction phase of their homes.
     Commercial sales representatives establish contacts in the local small business markets and offer them our products and services.
     We utilize service contracts with mailed brochures and door to door salespeople in an effort to capture the existing home market for wireless technologies.
     We will act as subcontractor for high speed Internet access companies and providers of security services in order to place these products and services in the home.

PRICING POLICY
--------------

     As we mentioned earlier, our products are relatively expensive for the average home buyer's budget. In a typical $300,000 home, between $3,000 and $6,000 (1-2%) on average would be used toward a 'wired' home. In addition, we have to include the builder's profit margin in the final price. However, by including the cost of our equipment in the home sales price, the buyer is able to spread payment over the lifetime of their mortgage. Existing home owners may take a home equity loan for home improvements that could include our products and services. Competitive market conditions could have an adverse affect on our pricing policy.

ADVERTISING AND PROMOTIONS
--------------------------

     Advertising and promotions are an important part of our sales strategy. Our advertising and promotional activities fall into five key areas:
     Public relations
     Showrooms
     Internet Web site
     Customer Relations
     Press advertising.

     Our company puts a significant effort into preparing and disseminating a consistent array of press releases. These include information about the products and services we provide, location of our showroom, and contact telephone numbers. We regularly attempt to prepare and place advertisement pieces with editors of publications. We currently have advertisements with home builder's magazines, newspapers, radio and highway billboards.

     We have an informative and actively managed showroom at our headquarters. Customers are able to experience all of the advantages of having our products in their homes first-hand, before they are ever installed. Sales representatives help customers to choose a package of equipment and services that suit their needs the best. We plan to open additional showroom locations in the future.

     We have established an internet web site advertising the company's products and services. The cost to build was approximately $15,000. Further information can be found by visiting our site at www.connect2technology.com.

     Customer relations are a very important part of our business strategy. We keep records of every sales contact. Customer data such as source of inquiry, existing services, customer needs, and customer job and income level is included. By effectively keeping these types of records, we can offer truly personalized service when the opportunity arises.

OPERATIONS
----------

     In order to successfully sell our products and services to customers, our sales force must be dedicated, knowledgeable about our products and services and be well-trained. Gena Plotnicki is our Sales Manager and will attempt to impart these qualities to our staff. We provide one week of training to our sales people when they start, in order to teach them the skills that they will need to succeed. In the future, we may hire an outside trainer to teach sales techniques.

     Supplies and equipment are shipped directly from the suppliers to our facilities upon us receiving a customer order. This eliminates the need for the company to carry inventory or rent a warehouse facility. We must pay for our products upon delivery even though we may not receive collection of our customer receivable until a home's closing. This time lag may require us to obtain additional financing that may range from $100,000 to $250,000, depending on the level of our business. We are investigating into what sources of financing may be available for us including issuing notes payable, a follow on stock offering or a bank credit line.

RECENT PRIVATE PLACEMENTS
-------------------------

     From February 7, 2002 to March 14, 2002, we sold 69,000 shares of our common stock, $.001 par value, between $.25-.50 per share, to 24 investors in what was intended to be a private placement to "accredited investors" within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $23,500. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believed these exemptions were available because the issuances were transactions not involving a public offering and were made only to who it was believed were accredited investors.

     As it turned out, 17 of the investors were non-accredited investors.
During the offering process, we inadvertently did not provide the information required by Rule 502 of Regulation D to these non-accredited investors. As a result, and with the advice of counsel, we decided to make a rescission offer to each of the investors who purchased shares of common stock in our private placement. In addition, we provided each investor with all of the information required by Rule 502 of Regulation D, which we believe complies with the informational and disclosure requirements of such regulation. None of the investors elected to rescind their purchase within the thirty day period provided by state law. Consequently, they are no longer entitled to the remedy of rescission under state law, and their rights to sue under state law for any alleged omission to provide material information about the Company in connection
with the offering is extinguished     However, under Federal law, all of the
twenty-four investors have a year from their date of purchase to exercise their rights of rescission.

          During the first quarter, 125,860 shares of our common stock were issued to eleven different employees and vendors in exchange for services rendered in reliance on the exemption provided by Section 4(2) of the Securities Act. Also during early January, 2002, 150,000 shares of our common stock were sold to Michael Durbin, Executive Vice President of the Company, for $.25 per share in reliance upon an exemption provided by Section 4(2) of the Securities
Act.   In the case of each of  these issuances, we relied on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     During June 2002, shares of our common stock were issued to four consultants and a law firm in reliance upon an exemption provided by Section 4(2) of the Securities Act. 975,000 shares of common stock were issued to Greentree Financial Group, Inc. in connection with their provision of consulting services in the preparation of this Registration Statement on Form SB-2. In addition, 250,000 shares of common stock were issued to Brown & Associates, PLLC in connection with their provision of legal services in the preparation of this Registration Statement on Form SB-2. Also, 1,225,000 shares of our common stock were issued to 21st Equity Partners, LLC in connection with their provision of consulting services in the preparation of this Registration Statement on Form SB-2. In addition, 1,250,000 shares of our common stock were issued to The Corporate Solution, Inc. in connection with their agreement to provide business consulting and financial public relations services to our Company. Finally, 1,250,000 shares of our common stock were issued to Chester-Link, Inc. in connection with its agreement to provide business consulting and financial public relations services to our Company.

          The issuances to the five entities referred to above were made based upon the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

          On March 31, 2002, we sold 13,000 shares of our common stock to Mr. Robert Smith, owner of a substantial quantity of office furniture in exchange for such furniture. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.


SOURCES AND AVAILABILITY OF RAW MATERIALS
-----------------------------------------

     As of the date of this prospectus, we have no raw materials requirements. We do have several suppliers that we rely on and their names are as follows:

     ADI
     Graybar
     USTec

No supplier represents more than 20% of our purchases. We have alternative suppliers available if we are not able to receive deliveries from one of the above suppliers.

CUSTOMER BASE
-------------

     For the period beginning on May 18, 2001 until March 31, 2002, we had approximately 460 customer projects performed. As of the date of this prospectus, our company is working on an average of 50 customer projects per month.

INTELLECTUAL  PROPERTY
----------------------

     At present, we do not have any patents, trademarks, licenses, franchises, concessions, and royalty agreements, labor contracts or other proprietary interests.

GOVERNMENT  REGULATION  ISSUES
------------------------------

     We are subject to minimal federal and state regulation. Our operations are subject to regulations normally incident to business operations, such as occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation and income tax and social security related regulations. We will make every effort to comply with applicable regulations.

RESEARCH  AND  DEVELOPMENT
--------------------------

     We  have  spent  no  funds  on  research  and  development.

ENVIRONMENTAL  LAW  COMPLIANCE
------------------------------

     There are no current existing environmental concerns for our products or services. If this changes in the future, we make every effort to comply with all such applicable regulations.




EMPLOYEES
---------

     Currently, we have a staff of ten employees. We have no employment agreements with any of our employees. We anticipate hiring up to ten additional employees within the next year if our business expands.

REPORTS  TO  SECURITY  HOLDERS
------------------------------

     After the effective date of this document, we will be a reporting company under the requirements of the Securities Exchange Act of 1934 and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

ITEM 17      MANAGEMENT'S DISCUSSION AND ANALYSIS

     The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes", "expects", "may", "will", or "should", or "anticipates", or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to such differences include those discussed under the caption entitled "risk factors," as well as those discussed elsewhere in this prospectus.

OUR COMPANY

     We were incorporated in North Carolina on May 23, 2001 to engage in the business of installing structured wiring capacities primarily to new home builders in and around the Charlotte, North Carolina area. Our products and services are offered primarily under fixed price contracts. The contracts vary in completion time from one to three days.

Results  of  Operations.

     For the three months ended March 31, 2002 (unaudited) and for the period of inception (May 18, 2001) to December 31, 2001.

Sales.

     Sales for the three months ended March 31, 2002 and the period ended December 31, 2001 were $111,598 and $153,426, respectively, and consisted primarily of setup and installation of the following:
     Security systems
     Outdoor landscape lighting
     Audio systems
     Central home wiring centers
     Video and monitoring systems
     Home theater installation
     Computer networks
     Central vacuum systems
     Indoor lighting
     Home automation systems, including remote appliance capabilities

All revenues were from unrelated third parties and were made primarily from new home buyers.

Cost  of  Sales.

     The cost of sales includes the purchase price for equipment plus other direct costs associated with completing the installing, such as subcontractors and permits. It is customary to experience variations in the cost of sales as a percentage of net sales based on the types of products installed at any given location and the related cost of labor to complete installation.

     The cost of sales for the three months ended March 31, 2002 was $67,585. Cost of sales as a percentage of sales for the period ended March 31, 2002 was 61%

     The cost of sales for the period ended December 31, 2001 was $141,235. Cost of sales as a percentage of sales for the year ended December 31, 2001 was 92%. Cost of sales as a percentage of sales was significantly higher at our inception through December 31, 2002 due to us offering our product mix nearer to actual cost for initial market penetration.

     To date we have seen a decrease in the cost of sale as a percentage of sales as we have increased sales and attempted to develop our business plan. We expect cost of sales as a percentage of sales to decrease to around 50% of total sales for fiscal year 2002 as we pursue larger installation projects. In addition, volume discounts will be available to us if we are successful in achieving sales growth in the future which will further reduce our cost of sales as a percentage of sales.

Expenses.

     Total expenses for the three months ended March 31, 2002 were $509,218. Notable expense accounts included the following:

     Rent expense decreased to $846 for the quarter since we were operating primarily from the residence of our president while our office move was in transition.
     Professional fees were $438,565 which included 4,950,000 shares of common stock issued to professionals and consultants to assist us in having our common stock publicly traded. There shares were valued at $.08 per share yielding an aggregate value of $400,000. In additional we paid approximately $30,000 and $8,500 for expenses associated with filing our registration statement on Form SB-2 and website development, respectively.
     Subcontractors' fees were $66,779. This was primarily associated with the 125,860 shares of our common stock we paid to several subcontractors during the first quarter of 2002 for expenses to develop our business that were not related to actual projects. We valued the shares at $.50 yielding an aggregate value of $62,930.

     Approximately $71,535 of our accounts payable at March 31, 2002 consisted of credit card balances. The balances are unsecured and bear an average interest rate of approximately 15%. Interest expense for the three months ended March 31, 2002 includes $2,652 in accrued interest pertaining to credit card balances that were accumulated in connection with our inventory purchases. We did not have any past due amounts as of March 31, 2002.

     Total expenses for the period ended December 31, 2001 were $203,422. Notable expense accounts included the following:

     Rent expense was $36,691 for the period due to our establishment of our headquarter offices in Charlotte, North Carolina.
     Salaries were $61,876 which consisted of sales and administrative payroll. Subcontract labor was $44,533 in connection with support staff not relating to the installation of our products.
     Advertising was $7,387 due to our commencing of a new advertising campaign whereby we would utilize local print advertising such as newspapers to promote our products and services.
     Interest expense was $15,151 in connection with our notes payable and outstanding accounts payable balances at December 31, 2001 to finance the commencement and development of our operations.

     Approximately $75,514 of our accounts payable at December 31, 2001 consisted of credit card balances. The balances are unsecured and bear an average interest rate of approximately 15%. Interest expense for the period ended December 31, 2001 includes $11,033 in accrued interest pertaining to credit card balances that were accumulated in connection with our inventory purchases. We did not have any past due amounts as of December 31, 2002.

     We expect increases in expenses through the year 2002 as the Company moves toward developing its business plan. We expect the increase to be primarily in sales related expenses such as advertising and salespersons' salaries.

Income  Taxes

          Our stockholders elected at incorporation under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the stockholders were taxed on their proportionate share of the Company's net income. According, no provision or liability for federal or state income taxes has been made in our 2001 financial statements. Subsequent to year-end, we revoked our S election pursuant to our plans to commence our initial public offering.

     Currently, income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards. As of March 31, 2002 our entire deferred tax asset of $175,000 was reduced by a valuation allowance of the same amount.

     Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, some portion or all of the deferred tax asset will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Income/  Losses.

     Net loss for the three months ended March 31, 2002 was $509,218. Net loss for the period ended December 31, 2001 was $206,382. We expect to continue to incur losses at least through the year 2002. In addition, there can be no assurance that we will achieve or maintain profitability or that our revenue growth can be sustained in the future.

Impact  of  Inflation.

     We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of labor by increasing sales and improving operating efficiencies.

Liquidity  and  Capital  Resources.

     Substantially all of our accounts payable are on credit cards. Our accounts payable as of July 31, 2002 include $68,100 in balances due various credit cards to purchase our inventory. The amounts are not secured against our assets and bear a weighted average interest rate of approximately 15%. There are minimum payments which are due each month that approximate $4,500. Our Company is current on all balances. If we are unable to make our required payments, our credit rating could be adversely affected.

          Cash flows used in operations were $59,536 for the three months ended March 31, 2002. Cash flows used in operations were primarily attributable to our $509,218 net loss for the period partially offset by $462,930 in common stock issued for services. We issued 4,950,000 shares of common stock to professionals and consultants to assist us with having our common stock publicly traded. The shares were valued at $.08, or an aggregate value of $400,000. In addition, we issued 125,860 shares of stock to our employees and subcontractors which were valued at $.50 per share, or an aggregate value of $62,930.

          Cash flows used in operations were $133,133 for the period ended December 31, 2001. Cash flows used in operations were attributable primarily to our net loss from operations and an increase in accounts receivable partially offset by the increase in accounts payable for the period ended December 31, 2001.

     Cash flows used in investing activities were $2,030 and $18,179 for the periods ended March 31, 2002 and December 31, 2001, respectively, which were attributable to purchases of furniture and equipment for our administrative offices.

     Cash flows generated by financing activities were $83,628 for the three months ended March 31, 2002. Cash flows for the period included $61,000 in proceeds from sales of our common stock between $.25-.50 pursuant to a Regulation D private offering. Proceeds were used for advertising, working capital and towards expenses relating to this registration statement. Also during the period, the Company received $22,628 in proceeds from a stockholder loan. The loan bears interest at 6% per annum and is due on demand. The loan is not evidenced by a written promissory note, but rather is an oral agreement between the Company and the stockholder.

     Cash flows generated from financing activities were $152,502 for the period ended December 31, 2001. Cash flows for the period included $62,000 in proceeds from sales of common stock to founders and employees of $32,000 and $30,000, respectively. Cash flows for the period also included proceeds from stockholder loans of $36,707 which bear interest at 6% per annum and are unsecured by Company assets. The stockholder loan is not evidenced by a written note, but rather is an oral agreement between the stockholder and the company. Cash flows from financing activities also included borrowings of $60,000 from two separate unsecured notes payable to unrelated investors.

     Overall, we have funded our cash needs from inception through March 31, 2001 with a series of debt and equity transactions, including those with related parties as described above. If we are unable to receive additional cash from our related parties, we may need to rely on financing from outside sources through debt or equity transactions. Our related parties are under no legal obligation to provide us with capital infusions. Failure to obtain such financing could have a material adverse effect on operations and financial condition.

     We had cash on hand of $23,252 and a working capital deficit of $101,640 as of March 31, 2002. We had cash on hand of $1,190 and a working capital deficit of $113,961 as of December 31, 2001. Our working capital deficit is primarily due to current obligations in account payable and loans from stockholders. Included in our payables at December 31, 2001 was $2,288 of outstanding checks that were in excess of our bank balance. These were fully paid during the period ended March 31, 2002. We will substantially rely on the existence of revenue from our business; however, we have no current or projected capital reserves that will sustain our business for the next 12 months. Also, if the projected revenues fall short of needed capital we may not be able to sustain our capital needs for the next twelve months. We will then need to obtain additional capital through equity or debt financing to sustain operations for an additional year. A lack of significant revenues beginning in the first half of 2002 will significantly affect our cash position and move us towards a position where the raising of additional funds through equity or debt financing will be necessary. Our current level of operations would require capital of approximately $150,000 to sustain operation through year 2001 and approximately $200,000 per year thereafter. Modifications to our business plans or additional property acquisitions may require additional capital for us to operate. There can be no assurance that additional capital will be available to us when needed or available on terms favorable to the Company.

     On a long-term basis, liquidity is dependent on continuation and expansion of operations, receipt of revenues, and additional infusions of capital and debt financing. We are considering opening additional sales centers during the first half of 2002. Our current capital and revenues are insufficient to fund such expansion. If we choose to launch such an expansion campaign, we will require substantially more capital. If necessary, we will raise this capital through an additional stock offering. The funds raised from this offering will be used to market our products and services as well as expand operations and contribute to working capital. However, there can be no assurance that we will be able to obtain additional equity or debt financing in the future, if at all. If we are unable to raise additional capital, our growth potential will be adversely affected and we will have to significantly modify our plans. For example, if we unable to raise sufficient capital to develop our business plan, we may need to:

     Seek projects that are less in value or that may be projected to be less profitable
     Seek smaller projects, which are less capital intensive, in lieu of larger contract projects, or
     Seek projects that are outside our immediate area to secure terms favorable to the Company.

     Demand for the products and services will be dependent on, among other things, market acceptance of our products, the real estate market in general, and general economic conditions, which are cyclical in nature. Inasmuch as a major portion of our activities is the receipt of revenues from the sales of our new home products, our business operations may be adversely affected by our competitors and prolonged recession periods.

     Our success will be dependent upon implementing our plan of operations and the risks associated with our business plans. We operate a home product sales and installation business in the Charlotte, North Carolina area. We also provide installation services to various unrelated developers and builders. We plan to strengthen our position in these markets. We plan to expand our operations through aggressively marketing our products and Company concept.


ITEM 18.     DESCRIPTION OF PROPERTY

     We do not own any property nor do we have any contracts or options to acquire any property in the future. Between January and May 2002, we operated from the residence of our president while we were awaiting readiness of our new headquarters. In June of 2002, we moved into our new offices located at 4421 Stuart Andrew Blvd., Suite 102, Charlotte, North Carolina 28217. We occupy approximately 2,500 square feet for which we pay $2,900 per month. We have signed a five year lease at this location which expires in June of 2007. We believe this space to be adequate for our present and forecasted levels of operations.

     We have no policy with respect to investments in real estate or interests in real estate.

 ITEM  19.     CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     In March 2002, we entered into a Consulting Services Agreement with Greentree Financial Services, Corp. Under the terms of the agreement, Greentree Financial Group, Inc. has agreed to use its best efforts to assist us in having our common stock publicly traded. In exchange for its services, we have agreed to pay Greentree Financial Group, Inc., 975,000 shares of stock. Those shares were issued on June 6, 2002. Greentree Financial Group, Inc. is not entitled to any future issuances of our common stock or other compensation from us. Greentree Financial Group, Inc. is owned by Michael Bongiovanni and Robert C. Cottone. Mr. Bongiovanni and Mr. Cottone have no other relationship to our officers or directors and have never received or intended to receive any compensation other than the compensation described.

     In March 2002, we entered into a Consulting Agreement with 21st Equity Partners, LLC. Pursuant to the agreement, 21st Equity Partners, LLC was issued 1,225,000 shares of our common stock on June 6, 2002 for consulting services in connection with all phases of bringing our Company public and public relations consultation after we are trading in the public market. 21st Equity Partners, LLC will receive no additional compensation or issuances of common stock under the agreement for the services that it is providing. Mr. David Wood is the sole owner of 21st Equity Partners, LLC. Mr. Wood has no other relationship to our officers and directors, and has never received or intended to receive any compensation other than the compensation referred to above.

     In April  2002, we entered into a contract with The Corporate Solution,
Inc., a Nevada corporation owned by Mr. Robert P. Atwell.   It received
1,225,000 shares of our common stock on June 6, 2002 for agreeing to provide business consulting and financial public relations services to our Company. The Corporate Solution, Inc. is not entitled to any future issuances of stock or other compensation from us. Mr. Atwell has no other relationship to our officers and directors, and has never received or intended to receive any compensation other than the compensation referred to above.

     In April 2002, we entered into a contract with Chester-Link, Inc., a Texas
corporation owned by Ms. Lynne Griffin.   It received 1,250,000 shares of our
common stock on June 6, 2002 for agreeing to provide business consulting and
financial public relations services to our Company.   Chester-Link, Inc. is not
entitled to any future issuances of stock or other compensation from us. Ms. Griffin has no other relationship to our officers and directors, and has never received or intended to receive any compensation other than the compensation referred to above.

ITEM 20.     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market  Information.

     Our common stock is not traded on any exchange. We plan to eventually seek listing on the over-the-counter Bulletin Board. We cannot guarantee that we will obtain a listing. Although we plan to obtain a market maker for our securities, our management has not yet discussed market making with any market maker or broker dealer. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed, or if developed, will be sustained.

     A shareholder in all likelihood, therefore, will not be able to resell their securities should he or she desire to do when eligible for public resales. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. We have no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

We  have  no  outstanding  options  and  no  outstanding  warrants.

Agreements  to  Register.

     We have only one agreement to register any of our securities. This arose in connection with a transaction involving Michael E. Durbin, our Executive Vice President, Operations. Mr. Durbin acquired 120,000 shares of common stock from the Company for which he paid $30,000, and we agreed that the shares would have registration rights to the first SB-2 registration. Mr. Durbin has exercised his option to register those 120,000 common shares in this offering. In addition, the Company is registering an additional 30,000 common shares which Mr. Durbin owns in this offering.

Holders.
     As of June 12, 2002, there were approximately 46 holders of record of our common stock.

Shares  Eligible  for  Future  Sale.

     Upon effectiveness of this registration statement, the 5,307,860 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933. 150,000 shares registered for Michael Durbin, Executive Vice President, Operations, will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933, because he is an "affiliate".

     In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

     Further, Rule 144A as currently in effect, in general, permits unlimited resales of restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

     As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Dividends.

     We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the Board of Directors deems relevant.

     The 5,457,860 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates", which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

Dividend Policy.

     All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.



ITEM 21.  EXECUTIVE COMPENSATION

                                             Summary Compensation Table
                                           --------------------------------
                                                         Annual Compensation   Long Term Compensation
                                                         -------------------   ------------------------
                                                                                        Other Annual   Restricted
Name and . . . . . . . . . . . .                           Salary           Bonus       Compensation   Stock Award(s)
Principal Position . . . . . . .  Year                       ($)            ($)             ($)          ($)
--------------------------------  -------------------  --------------  -------------  --------------  -----------
Kevin G. Kyzer
President. . . . . . . . . . . .                 2001  $        9,000              0               0            0
Stacy A. Kyzer
Vice President . . . . . . . . .                 2001               0              0               0            0
--------------------------------  -------------------  --------------  -------------  --------------  -----------
Michael E. Durbin
Executive Vice
President. . . . . . . . . . . .                 2001               0              0               0            0
--------------------------------  -------------------  --------------  -------------  --------------  -----------


ITEM 21.  EXECUTIVE COMPENSATION

Summary Compensation Table (Cont')
-----------------------------------


                                               LTIP
Name and . . . . . . . . . . . .  Underlying   Payouts Other
Principal Position . . . . . . .  Options (#)     ($)   ($)
-------------------------------- -----------  ------   ---
Kevin G. Kyzer
President. . . . . . . . . . . .            0       0     0
Stacy A. Kyzer
Vice President . . . . . . . . .            0       0     0
--------------------------------  -----------  ------   ---
Michael E. Durbin
Executive Vice
President. . . . . . . . . . . .            0       0     0
--------------------------------  -----------  ------   ---



          We have not entered into any other employment agreements with our employees, Officers or Directors. We have no standard arrangements under which we will compensate our directors for their services provided to us.

ITEM 22.  FINANCIAL STATEMENTS

                          TECHNOLOGY CONNECTIONS, INC.
                          ----------------------------
                                  BALANCE SHEET
                              AS OF MARCH 31, 2002

                                     ASSETS
                                     ------



CURRENT ASSETS
----------------------------------------------------------------
  Cash and cash equivalents. . . . . . . . . . . . . . . . . . .  $  23,252
  Accounts receivable. . . . . . . . . . . . . . . . . . . . . .     43,991
  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . .      7,023
                                                                ------------
    TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .     74,266
                                                                ------------
PROPERTY AND EQUIPMENT
----------------------------------------------------------------
  Furniture and equipment. . . . . . . . . . . . . . . . . . . .     26,709
  Accumulated depreciation . . . . . . . . . . . . . . . . . . .     (4,500)
                                                                ------------
     Net property and equipment. . . . . . . . . . . . . . . . .     22,209
                                                                ------------

OTHER ASSETS
----------------------------------------------------------------
  Deposits . . . . . . . . . . . . . . . . . . . . . . . . . . .      1,295
                                                                ------------
    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $  97,770
                                                                ------------


LIABILITIES AND STOCKHOLDERS' DEFICIT
----------------------------------------------------------------

CURRENT LIABILITIES
----------------------------------------------------------------
  Accounts payable and accrued expenses. . . . . . . . . . . . .  $ 107,810
  Current portion of notes payable . . . . . . . . . . . . . . .      8,795
  Loans From Stockholders. . . . . . . . . . . . . . . . . . . .     59,335
                                                                ------------
    TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . .    175,940
                                                                ------------
LONG-TERM DEBT
----------------------------------------------------------------
  Note Payable . . . . . . . . . . . . . . . . . . . . . . . . .  $  45,000
                                                                ------------

STOCKHOLDERS' DEFICIT
----------------------------------------------------------------
  Common Stock ($.001 par value, 100,000,000 shares authorized:
  25,157,860 shares issued and outstanding). . . . . . . . . . .     25,158
  Preferred Stock ($.001 par value, 5,000,000 authorized:
  none issued and outstanding) . . . . . . . . . . . . . . . . .        -0-
  Additional Paid-in-Capital . . . . . . . . . . . . . . . . . .    567,272
  Retained Deficit . . . . . . . . . . . . . . . . . . . . . . .   (715,600)
    TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . . . . . . . .   (123,170)
                                                                ------------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . .  $  97,770
                                                                ------------







                          TECHNOLOGY CONNECTIONS, INC.
                             STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002



REVENUES AND COST OF SALES:
-------------------------------
  Sales . . . . . . . . . . . .  $   111,598
  Cost of sales . . . . . . . .      (67,585)
                                 ------------
    Gross profit. . . . . . . .       44,013
                                 ------------

OPERATING EXPENSES:
-------------------------------
  Advertising . . . . . . . . .          348
  Automobile and truck expense.        5,732
  Depreciation. . . . . . . . .          900
  Dues and subscriptions. . . .          438
  Insurance . . . . . . . . . .        3,344
  Office expenses . . . . . . .        3,717
  Professional fees . . . . . .      438,565
  Rent. . . . . . . . . . . . .          846
  Salaries. . . . . . . . . . .       23,249
  Subcontract labor . . . . . .       66,779
  Taxes and licenses. . . . . .           57
  Telephone . . . . . . . . . .        3,363
  Travel and entertainment. . .          200
    TOTAL EXPENSES. . . . . . .      547,538
                                 ------------
      OPERATING LOSS. . . . . .     (503,525)
                                 ------------
OTHER (EXPENSE):
-------------------------------
  Interest expense. . . . . . .       (5,693)
                                 ------------
    TOTAL OTHER (EXPENSE) . . .       (5,693)
                                 ------------
      (LOSS) BEFORE TAXES . . .     (509,218)
                                 ------------

      INCOME TAX BENEFIT. . . .          -0-

      NET (LOSS). . . . . . . .  $  (509,218)
                                 ============
  Net (Loss) per common share
  basic & fully diluted . . . .  $     (0.02)
                                 ============

  Weighted average common
  shares outstanding. . . . . .   23,391,907
                                 ============






                          TECHNOLOGY CONNECTIONS, INC.
                             STATEMENT OF CASH FLOWS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2002



CASH FLOWS FROM OPERATING ACTIVITIES:
----------------------------------------------------------
  Net loss . . . . . . . . . . . . . . . . . . . . . . . .  $(509,218)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Common stock issued for services . . . . . . . . . . .    462,930
    Depreciation . . . . . . . . . . . . . . . . . . . . .        900
    (Increase) decrease in operating assets:
      Accounts receivable. . . . . . . . . . . . . . . . .     (4,466)
      Inventory. . . . . . . . . . . . . . . . . . . . . .     (7,023)
      Deposits . . . . . . . . . . . . . . . . . . . . . .     (1,295)
    Increase (decrease) in operating liabilities:
      Accounts payable and accrued expenses. . . . . . . .        924
      Outstanding checks in excess of bank balance . . . .     (2,288)
                                                            ----------
      NET CASH USED IN OPERATING ACTIVITIES. . . . . . . .    (59,536)
                                                            ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
----------------------------------------------------------
  Purchases of property and equipment. . . . . . . . . . .     (2,030)
                                                            ----------
      NET CASH USED IN INVESTING ACTIVITIES. . . . . . . .     (2,030)
                                                            ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
----------------------------------------------------------
  Proceeds from sales of common stock. . . . . . . . . . .     61,000
  Proceeds from and additions to stockholder loans . . . .     22,628
                                                            ----------
      NET CASH PROVIDED BY FINANCING ACTIVITIES. . . . . .     83,628
                                                            ----------
      NET INCREASE IN CASH AND
      CASH EQUIVALENTS . . . . . . . . . . . . . . . . . .     22,062

CASH AND CASH EQUIVALENTS:
----------------------------------------------------------
      Beginning of period. . . . . . . . . . . . . . . . .      1,190
      End of period. . . . . . . . . . . . . . . . . . . .  $  23,252
                                                            ----------

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH FINANCING:
----------------------------------------------------------
  Cash paid during the year for interest . . . . . . . . .  $   5,693
                                                            ----------
  Common stock issued for services . . . . . . . . . . . .  $ 462,930
                                                            ----------
  Common stock issued for furniture. . . . . . . . . . . .  $   6,500
                                                            ----------




                          TECHNOLOGY CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           MARCH 31, 2002 (UNAUDITED)


NOTE 1 - BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

     In the opinion of management, the unaudited condensed consolidated financial statements contain all adjustments consisting only of normal recurring accruals considered necessary to present fairly the Company's financial position at March 31, 2002, the results of operations for the three month period ended March 31, 2002, and cash flows for the three months ended March 31, 2002. The results for the period ended March 31, 2002, are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2002.

NOTE  2  -  EARNINGS  (LOSS)  PER  SHARE

The  following  represents  the  calculation  of  earnings  (loss)  per  share:

                                 Three
                                 Months  Ended
BASIC & FULLY DILUTED*           March 31, 2002**
---------------------            ----------------
Net Loss                         $     (509,218)

Less- preferred stock dividends              -0-
                                  ------------

Net Loss                         $      (34,433)

Weighted average number
of common shares                      2,583,862
                                 --------------

Basic & Fully Diluted*
loss per share                   $        (.01)
                                 =============


* The Company had no common stock equivalents during the period presented
** Date of incorporation was May 23, 2001 therefore no comparative period is presented



NOTE 3 - COMMON STOCK ISSUANCES

     During the three months ended March 31, 2002, we had the following stock issuances:
- We issued 4,950,000 shares of common stock to professionals and consultants to assist us in having our common stock publicly traded. The stock was valued at $.08 per share, or an aggregate value of $400,000.
- We issued 125,860 shares of common stock to employees and subcontractors to services rendered on behalf of our Company. The shares were valued at $.50 per share, or an aggregate value of $62,930.
- We issued 13,000 shares of our common stock in exchange for furniture for our administrative offices. The shares were valued at $.50 per share, or an aggregate value of $6,500.
- We issued 219,000 shares of our common stock to various investors between $.25-.50 pursuant to a private stock offering. The offering included 150,000 shares of stock sold to an officer for $.25 per share, or $37,500. The total aggregate proceeds were $61,000 and used as follows:
          Advertising                   $10,000
          Common stock registration     $30,000
          Website development           $  8,500
          Working capital               $12,500
                                        -------
               Total                    $61,000
                                        =======

NOTE 4 - STOCKHOLDER LOAN

     During the quarter ended March 31, 2002 we received $22,628 in proceeds from a stockholder loan. The loan bears interest at 6% per annum and is due on demand. The loan is not evidenced by a written promissory note, but rather is an oral agreement between the Company and the stockholder.

NOTE 5 - CONTIGENT LIABILITY

     Our common stock offering of 69,000 shares may have violated certain provisions of federal law. As such, there remains a contingent liability of $23,500 until April 1, 2003. Management believes the possibilities of a material liability to be unlikely and accordingly has not accrued its effects in the financial statements.

NOTE  6  -  CREDIT  CARD  LIABILITY

Approximately $71,535 of our accounts payable at March 31, 2002 consisted of credit card balances. The balances are unsecured and bear an average interest rate of approximately 15%. Interest expense for the three months ended March 31, 2002 includes $2,652 in accrued interest pertaining to credit card balances that were accumulated in connection with our inventory purchases. We did not have any past due amounts as of March 31, 2002.













                                    CONTENTS
                                    ========




INDEPENDENT  AUDITORS'  REPORT

BALANCE  SHEET

STATEMENT  OF  OPERATIONS

STATEMENT  OF  STOCKHOLDERS'
     DEFICIT

STATEMENT OF CASH FLOWS

NOTES  TO  FINANCIAL
     STATEMENTS









                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


To the Board of Directors
Technology Connections, Inc.
13777 Ballantyne Corporate Park
Suite 250
Charlotte,  N.C.  28277

We have audited the accompanying balance sheet of Technology Connections, Inc. as of December 31, 2001 and the related statement of operations, stockholders' deficit, and cash flows for the period from inception (May 18, 2001) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technology Connections, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period from inception (May 18, 2001) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


Perrella & Associates, P.A.
Pompano Beach, Florida
January 29, 2002









                          TECHNOLOGY CONNECTIONS, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001


                                     ASSETS
                                     ------


CURRENT ASSETS
----------------------------------------------------------------
  Cash and Cash Equivalents. . . . . . . . . . . . . . . . . . .  $   1,190
  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . .     39,525
                                                                  ----------
    TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . .     40,715
                                                                  ----------
PROPERTY AND EQUIPMENT
----------------------------------------------------------------
  Furniture and Equipment. . . . . . . . . . . . . . . . . . . .     18,179
  Accumulated Depreciation . . . . . . . . . . . . . . . . . . .     (3,600)
                                                                  ----------
     Net Property and Equipment. . . . . . . . . . . . . . . . .     14,579
                                                                  ----------
    TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . .  $  55,294
                                                                  ----------
LIABILITIES AND STOCKHOLDERS' DEFICIT
----------------------------------------------------------------

CURRENT LIABILITIES
----------------------------------------------------------------
  Accounts Payable and Accrued Expenses. . . . . . . . . . . . .  $ 106,886
  Outstanding Checks in Excess of Bank Balance . . . . . . . . .      2,288
  Current Portion of Notes Payable - Note E. . . . . . . . . . .      8,795
  Loans From Stockholders - Note C . . . . . . . . . . . . . . .     36,707
                                                                  ----------
    TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . .    154,676
                                                                  ----------
LONG-TERM DEBT
----------------------------------------------------------------
  Note Payable - Note E. . . . . . . . . . . . . . . . . . . . .  $  45,000
                                                                  ----------
STOCKHOLDERS' DEFICIT - Note D
----------------------------------------------------------------
  Common Stock ($.001 par value, 100,000,000 shares authorized:
  19,850,000 shares issued and outstanding). . . . . . . . . . .     19,850
  Preferred Stock ($.001 par value, 5,000,000 authorized:
  none issued and outstanding) . . . . . . . . . . . . . . . . .        -0-
  Additional Paid-in-Capital . . . . . . . . . . . . . . . . . .     42,150
  Retained Deficit . . . . . . . . . . . . . . . . . . . . . . .   (206,382)
                                                                  ----------
    TOTAL STOCKHOLDERS' DEFICIT. . . . . . . . . . . . . . . . .   (144,382)
                                                                  ----------
    TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . .  $  55,294
                                                                  ----------



     The accompanying notes are an integral part of the financial statements



                          TECHNOLOGY CONNECTIONS, INC.
                             STATEMENT OF OPERATIONS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001



REVENUES AND COST OF SALES:
----------------------------------
  Sales. . . . . . . . . . . . . .  $   153,426
  Cost of Sales. . . . . . . . . .     (141,235)
                                    ------------
    Gross Profit . . . . . . . . .       12,191
                                    ------------

OPERATING EXPENSES:
----------------------------------
  Advertising. . . . . . . . . . .        7,387
  Automobile and Truck Expense . .       13,409
  Depreciation . . . . . . . . . .        3,600
  Dues and Subscriptions . . . . .        1,279
  Insurance. . . . . . . . . . . .        8,260
  Office Expenses. . . . . . . . .        7,994
  Professional Fees. . . . . . . .        1,480
  Rent - Note G. . . . . . . . . .       36,691
  Salaries . . . . . . . . . . . .       61,876
  Subcontract Labor. . . . . . . .       44,533
  Taxes and Licenses . . . . . . .        7,015
  Telephone. . . . . . . . . . . .        8,020
  Travel and Entertainment . . . .        1,878
    TOTAL EXPENSES . . . . . . . .      203,422
                                    ------------
      OPERATING LOSS . . . . . . .     (191,231)
                                    ------------

OTHER (EXPENSE):
----------------------------------
  Interest Expense - Notes E . . .      (15,151)
                                    ------------
    TOTAL OTHER (EXPENSE). . . . .      (15,151)
                                    ------------
      (LOSS) BEFORE TAXES. . . . .     (206,382)
                                    ------------
      INCOME TAX BENEFIT - Note A.            -

      NET (LOSS) . . . . . . . . .  $  (206,382)
                                    ============
  Net (Loss) Per Common Share
  Basic & Fully Diluted. . . . . .  $     (0.01)
                                    ============
  Weighted Average Common
  Shares Outstanding*. . . . . . .   19,780,000
                                    ============





     The accompanying notes are an integral part of the financial statements




                          TECHNOLOGY CONNECTIONS, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001

                                   Common    Common    Additional
                                   Shares    Stock     Paid-in      Retained
                                   (000's)   $.001 Par Capital      (Deficit)
-----------------------------------------------------------------------------
Balances, May 18, 2001 . . . . . .     -0-      -0-      -0-             -0-

Net loss for period. . . . . . . .     -0-      -0-      -0-        (206,382)

Issuances of common stock - Note D  19,850   19,850   42,150             -0-

Balances, December 31, 2001. . . .  19,850  $19,850  $42,150       $(206,382)
-----------------------------------------------------------------------------


























     The accompanying notes are an integral part of the financial statements




                          TECHNOLOGY CONNECTIONS, INC.
                             STATEMENT OF CASH FLOWS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001



CASH FLOWS FROM OPERATING ACTIVITIES:
-----------------------------------------------------------
  Net loss. . . . . . . . . . . . . . . . . . . . . . . . .  $(206,382)
  Adjustments to reconcile net loss to net
  cash used in operating activities:
    Depreciation. . . . . . . . . . . . . . . . . . . . . .      3,600
    (Increase) decrease in operating assets:
      Accounts receivable . . . . . . . . . . . . . . . . .    (39,525)
    Increase (decrease) in operating liabilities:
      Accounts payable and accrued expenses . . . . . . . .    106,886
      Outstanding checks in excess of bank balance. . . . .      2,288
                                                            -----------
      NET CASH USED IN OPERATING ACTIVITIES . . . . . . . .   (133,133)
                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
-----------------------------------------------------------
  Purchases of property and equipment . . . . . . . . . . .    (18,179)
                                                            -----------
      NET CASH USED IN INVESTING ACTIVITIES . . . . . . . .    (18,179)
                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
-----------------------------------------------------------
  Proceeds from sales of common stock - Note D. . . . . . .     62,000
  Proceeds from and additions to stockholder loans - Note C     36,707
  Borrowings on notes payable - Note E. . . . . . . . . . .     60,000
  Repayments of notes payable - Note E. . . . . . . . . . .     (6,205)
                                                            -----------
      NET CASH PROVIDED BY
      FINANCING ACTIVITIES. . . . . . . . . . . . . . . . .    152,502
                                                            -----------
      NET INCREASE IN CASH AND
      CASH EQUIVALENTS. . . . . . . . . . . . . . . . . . .      1,190
                                                            -----------
CASH AND CASH EQUIVALENTS:
-----------------------------------------------------------
      Beginning of period . . . . . . . . . . . . . . . . .        -0-

      End of period . . . . . . . . . . . . . . . . . . . .  $   1,190
                                                            -----------
SUPPLEMENTAL CASH FLOW INFORMATION:
-----------------------------------------------------------
  Cash paid during the year for interest. . . . . . . . . .  $  15,151
                                                            -----------




     The accompanying notes are an integral part of the financial statements






                          TECHNOLOGY CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001
        =================================================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES
----------------------------------------------------------

The following items comprise the significant accounting policies of the Company. These policies reflect industry practices and conform to accounting principles generally accepted in the United States of America.

Business  Activity  -  Technology  Connections, Inc. (the Company) was organized
------------------
under  the  laws  of  the  State  of  North  Carolina  on  May  18,  2001.

The Company provides installation services of structured wiring capacities primarily to new home builders in and around the Charlotte, North Carolina area. The Company's contracts are performed primarily under fixed price contracts. The contracts vary in completion time up to three days.

Basis  of  Presentation  -  The financial statements included herein include the
-----------------------
accounts of Technology Connections, Inc. prepared under the accrual basis of accounting.

Cash  and  Cash  Equivalents  - For purposes of the Statement of Cash Flows, the
----------------------------
Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

Management's  Use  of  Estimates  -  The  preparation of financial statements in
--------------------------------
conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition-  The  Company  obtains  written  purchase  orders from its
--------------------
customers for its products and services. Revenue is recognized when products are delivered or services have been rendered, provided collection of the related receivable is reasonably assured. The Company performs ongoing credit evaluations of its customers.

 Property and Equipment- Property and equipment are stated at cost. Depreciation
-----------------------
is provided using the straight-line method over the estimated useful lives of 5 to 7 years. Additions and betterments are capitalized, whereas costs of maintenance and repairs are charged to expense as incurred.

                                     ------

                          TECHNOLOGY CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001
        =================================================================

NOTE  A  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONT.)
-------------------------------------------------------------------

Comprehensive Income (Loss) - The Company adopted Financial Accounting Standards
---------------------------
Board Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. There were no items of comprehensive income (loss) applicable to the Company during the period covered in the financial statements.

Advertising Costs - Advertising costs are expensed as incurred. The Company does
-----------------
not incur any direct-response advertising costs for the period from inception (May 18, 2001) to December 31, 2001.

Income  Taxes  -  The  Company's stockholders elected at incorporation under the
-------------
Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the stockholders are taxed on their proportionate share of the Company's net income. According, no provision or liability for federal or state income taxes have been made in the accompanying audited financial statements. Subsequent to year-end, the Company revoked its S election pursuant to its plans outlined in Note E.

Accounts  Receivable - Accounts receivable at December 31, 2001 consisted solely
--------------------
of  completed  contracts,  none  were  deemed  uncollectible.

NOTE  B  -  RECENT  ACCOUNTING  PRONOUNCEMENTS
----------------------------------------------

In July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement Obligations" which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value cannot be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company does not expect SFAS No. 143 to have a material effect on its financial condition or cash flows.

                          TECHNOLOGY CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001
        =================================================================

NOTE B - RECENT ACCOUNTING PRONOUNCEMENTS (CONT.)
-------------------------------------------------

In August 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 generally establishes a standard framework which to measure impairment of long-lived assets and expands the Accounting Principles Board ("APB") 30, "Reporting the Results of Operations - Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" to include a component of the entity (rather than a segment of the business). SFAF No. 144 is effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company does not expect SFAS No. 144 to have a material effect on its financial condition and cash flows.

NOTE  C  -  STOCKHOLDER  LOANS  PAYABLE
---------------------------------------

The loans payable to stockholders at December 31, 2001 consist of unsecured notes payable to the Company's President and majority stockholder and Vice President. The notes bear interest at a rate of 6% and are due on demand. All interest has been paid in full.

NOTE  D  -  EQUITY
------------------

Subsequent to December 31, 2001, the Company's Board of Directors amended its articles of incorporation to increase the amount of authorized common stock to 100,000,000 shares, change its common stock par value to $.001 per share, and enact a 20,000 for 1 forward stock split on the common stock. All per share amounts have been restated retroactive. In addition, the Board of Directors authorized 5,000,000 shares of preferred stock to be issued.

During the period from inception (May 18, 2001) to December 31, 2001, the Company issued 19,850,000 shares of its common stock to various investors. Two officers purchased founders shares of 19,700,000 for $32,000. Unrelated parties purchased 150,000 shares of common stock for $30,000.

                                     ------

                          TECHNOLOGY CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001
        =================================================================

NOTE  D  -  EQUITY  (CONT')
---------------------------

Also subsequent to December 31, 2001, the Company commenced a plan of operation to register its common stock with the Securities and Exchange Commission and apply with the appropriate regulatory agencies for listing on the Over-the-Counter Bulletin Board. In connection with this plan, the Company will issue shares of its common stock to accredited investors.

Also subsequent to December 31, 2001, the Company issued 150,000 common shares to an officer of the Company for $37,500, or $.25 per share.

NOTE  E  -  NOTES  PAYABLE
--------------------------

The December 31, 2001 balance consists of two promissory notes. The first note is an unsecured note payable for $10,000 to an unrelated individual dated May of 2001. The note carries interest at the rate of 10% per annum. $1,205 in principal was repaid during the period from inception (May 18, 2001) to December 31, 2001. Annual interest and principal installment payments of $5,000 are due in April 2002 and 2003 with the final principal and interest installment due in April 2004.

The second note is an unsecured note payable for $50,000 to an unrelated individual dated October 2001. The note carries interest at the rate of 5% per annum. $5,000 in principal was repaid during the period from inception (May 18, 2001) to December 31, 2001. The remaining principal balance with interest thereto was fully repaid subsequent to year-end.

Principal maturities are due as follows: $8,795 in 2002, $-0- in 2003 and $45,000 in 2004.

                          TECHNOLOGY CONNECTIONS, INC.
                          NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD FROM INCEPTION (MAY 18, 2001) TO DECEMBER 31, 2001
        =================================================================

NOTE F - EARNINGS PER SHARE (EPS)
---------------------------------

Statement of Financial Accounting Standard (SFAS) No.128 requires dual presentation of basic and diluted EPS with a reconciliation of the numerator and denominator of the EPS computations. Basic earnings per share amounts are based on the weighted average shares of common stock outstanding. If applicable, diluted earnings per share would assume the conversion, exercise, or issuance of all potential common stock instruments such as options, warrants and convertible securities, unless the effect is to reduce a loss or increase earnings per share. Accordingly, this presentation has been adopted for the period presented. There were no adjustments required to net loss for the period presented in the computation of diluted earnings per share. The loss per share amount reflected the 20,000 for 1 stock split that was made subsequent to year-end. The basic and diluted weighted average shares outstanding for the period from inception (May 18, 2001) to December 31, 2001 was 19,780,000 common shares.

NOTE G - COMMITMENTS
--------------------

The Company leases its corporate office and warehouse space under separate operating leases. The leases are on a month-to-month basis.

NOTE H - CREDIT CARD LIABILITY
------------------------------

The Company maintained approximately $75,514 of its accounts payable at December 31, 2001 in credit card balances. The balances are unsecured and bear an average interest rate of approximately 15%. Interest expense for the period ended December 31, 2001 includes $11,033 in accrued interest. The Company did not have any past due amounts as of December 31, 2002.













ITEM 23.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
     ACCOUNTING AND FINANCIAL DISCLOSURE

     The accounting firm of Perrella & Associates, P.A., Certified Public Accountants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until ninety days after the effectiveness of the registration statement of which this prospectus is a part, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART  II   INFORMATION  NOT  REQUIRED  TO  BE  INCLUDED  IN  PROSPECTUS

ITEM  24.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Bylaws do not provide for indemnification of each person who is or was a director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision in North Carolina against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative. Our Company may amend our Bylaws in the future to provide for the foregoing right of indemnification, and this may be accomplished by the affirmative vote of a majority of Directors. A shareholder vote is not necessary.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling an issuer pursuant to the foregoing provisions, the opinion of the Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM  25.     OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our Corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM                                      EXPENSE
SEC  Registration  Fee                    $  250
Legal  Fees  and  Expenses                $  14,000
Accounting  Fees  and  Expenses           $  10,000
Miscellaneous*                            $  750
     =============================================
Total*                                    $  25,000

*  Estimated  Figure






ITEM  26.     RECENT  SALES  OF  UNREGISTERED  SECURITIES

RECENT PRIVATE PLACEMENTS
-------------------------

     From February 7, 2002 to March 14, 2002, we sold 69,000 shares of our common stock, $.001 par value, between $.25-.50 per share, to 24 investors in what was intended to be a private placement to "accredited investors" within the meaning of the rules and regulations under the Securities Act. Aggregate proceeds amounted to $23,500. We relied upon the exemption from registration provided by Section 4(2) and Rule 506 of Regulation D of the Securities Act, and on comparable exemptions under state laws. We believed these exemptions were available because the issuances were transactions not involving a public offering and were made only to who it was believed were accredited investors.

     As it turned out, 17 of the investors were non-accredited investors.
During the offering process, we inadvertently did not provide the information required by Rule 502 of Regulation D to these non-accredited investors. As a result, and with the advice of counsel, we decided to make a rescission offer to each of the investors who purchased shares of common stock in our private placement. In addition, we provided each investor with all of the information required by Rule 502 of Regulation D, which we believe complies with the informational and disclosure requirements of such regulation. None of the investors elected to rescind their purchase within the thirty day period provided by state law. Consequently, they are no longer entitled to the remedy of rescission under state law, and their rights to sue under state law for any alleged omission to provide material information about the Company in connection with the offering is extinguished. However, under Federal law, all of the twenty-four investors have a year from their date of purchase to exercise their rights of rescission.

          During the first quarter, 125,860 shares of our common stock were issued to eleven different employees and vendors in exchange for services rendered in reliance on the exemption provided by Section 4(2) of the Securities Act. Also during early January, 2002, 150,000 shares of our common stock were sold to Michael Durbin, Executive Vice President of the Company, for $.25 per share in reliance upon an exemption provided by Section 4(2) of the Securities
Act.   In the case of each of  these issuances, we relied on the following facts: (1) the issuances were isolated private transactions which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

     On June 6, 2002, shares of our common stock were issued to four consultants and a law firm in reliance upon an exemption provided by Section 4(2) of the Securities Act. 975,000 shares of common stock were issued to Greentree Financial Group, Inc. in connection with their provision of consulting services in the preparation of this Registration Statement on Form SB-2. In addition, 250,000 shares of common stock were issued to Brown & Associates, PLLC in connection with their provision of legal services in the preparation of this Registration Statement on Form SB-2. Also, 1,225,000 shares of our common stock were issued to 21st Equity Partners, LLC in connection with their provision of consulting services in the preparation of this Registration Statement on Form SB-2. In addition, 1,250,000 shares of our common stock were issued to The Corporate Solution, Inc. in connection with their agreement to provide business consulting and financial public relations services to our Company. Finally, 1,250,000 shares of our common stock were issued to Chester-Link, Inc. in connection with its agreement to provide business consulting and financial public relations services to our Company.

          The issuances to the five entities referred to above were made based upon the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.

          On March 31, 2002, we sold 13,000 shares of our common stock to Mr. Robert Smith, owner of a substantial quantity of office furniture in exchange for such furniture. We relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. We made this offering based on the following facts: (1) the issuance was an isolated private transaction which did not involve a public offering; (2) there was only one offeree, (3) the offeree has agreed to the imposition of a restrictive legend on the face of the stock certificate representing its shares, to the effect that it will not resell the stock unless its shares are registered or an exemption from registration is available; (4) the offeree was a sophisticated investor very familiar with our company and stock-based transactions; (5) there were no subsequent or contemporaneous public offerings of the stock; (6) the stock was not broken down into smaller denominations; and (7) the negotiations for the sale of the stock took place directly between the offeree and our management.


ITEM  27.     EXHIBITS



Exhibit Number  Exhibit Description
--------------  -------------------------------------------------------------------
                Articles of Incorporation
3.1. . . . . .  Amendments*
--------------  -------------------------------------------------------------------
3.2. . . . . .  Amendment to Articles of Incorporation*
--------------  -------------------------------------------------------------------
3.3. . . . . .  Bylaws*
--------------  -------------------------------------------------------------------
5. . . . . . .  Legal Opinion*
--------------  -------------------------------------------------------------------
10.1 . . . . .  Business Consultant Agreement with The Corporate Solution, Inc.*
--------------  -------------------------------------------------------------------
10.2 . . . . .  Business Consultant Agreement with Chester-Link, Inc.*
--------------  -------------------------------------------------------------------
10.3 . . . . .  Consulting Services Agreement with Greentree Financial Group, Inc.*
--------------  -------------------------------------------------------------------
10.4 . . . . .  Consultant Agreement with 21st Equity Partners, LLC*
--------------  -------------------------------------------------------------------
10.5. . . . . . Registration Agreement with Michael Durbin*
--------------  -------------------------------------------------------------------
10.6. . . . . . Amendment To Consulting Agreement
--------------  -------------------------------------------------------------------
23.1 . . . . .  Consent of Brown & Associates, PLLC (Included in exhibit 5)*
--------------  -------------------------------------------------------------------
23.2 . . . . .  Consent of Perrella & Associates, P.A.
--------------  -------------------------------------------------------------------



*  Indicates  previously  filed

ITEM  28.     UNDERTAKINGS

The  undersigned  Registrant  hereby  undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     b.         Reflect in the prospectus any facts or events which,
individually or together,                                  represent a
fundamental change in the information in the registration statement;
and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not
exceed                           that which was registered) and any deviation
from the low or high end of the                              estimated maximum
offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee"
table in                          the effective registration statement.
c. Include any additional or changed material information on the plan of distribution.

2. That, for determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering .

3. To file a post-effective amendment to remove from registration any of the securities that
Remain  unsold  at  the  end  of  the  offering.

4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

5. In the event that a claim for indemnification against such liabilities, other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Charlotte, State of North Carolina on July 29, 2002.

                               Technology  Connections,  Inc.

                              /s/  Kevin  G.  Kyzer
                               ---------------------
                              By:     Kevin  G.  Kyzer
                              Title:  President


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.


                              /s/  Kevin  G.  Kyzer
                              ---------------------
                              By:     Kevin  G.  Kyzer
                              Title:  President/Chief  Executive  Officer/
                                      Chief  Financial  Officer
                              Date:   July  29,  2002


                              /s/  Stacey  A.  Kyzer
                              ----------------------
                              By:     Stacey  A.  Kyzer
                              Title:  Vice  President, Secretary and Director
                              Date:   July  29,  2002


                             /s/  Michael  E.  Durbin
                              ------------------------
                              By:     Michael E. Durbin
                              Title:  Executive Vice President, Operations
                              Date:   July 29, 2002